                                                                    EXHIBIT 10.1

================================================================================


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                           PRIDE INTERNATIONAL, INC.,

                                PM MERGER, INC.,

                        MARINE DRILLING COMPANIES, INC.,

                                       AND

                                 AM MERGER, INC.

                            DATED AS OF MAY 23, 2001


================================================================================

                                TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----
ARTICLE 1

         THE MERGERS.........................................................................................2
         Section 1.1  The Marine Merger......................................................................2
         Section 1.2  The Pride Merger.......................................................................2
         Section 1.3  The Closing............................................................................2
         Section 1.4  Marine Merger Effective Time...........................................................3
         Section 1.5  Pride Merger Effective Time............................................................3
         Section 1.6  Effects of the Mergers.................................................................3

ARTICLE 2

         ORGANIZATIONAL DOCUMENTS OF SURVIVING ENTITIES......................................................4
         Section 2.1  Certificate of Incorporation of the Pride Merger Surviving Entity......................4
         Section 2.2  Bylaws of the Pride Merger Surviving Entity............................................4
         Section 2.3  Certificate of Incorporation of the Marine Merger Surviving Entity.....................4
         Section 2.4  Bylaws of the Marine Merger Surviving Entity...........................................4
         Section 2.5  Adoption of Stockholder Rights Plan....................................................4

ARTICLE 3

         DIRECTORS AND OFFICERS OF THE SURVIVING ENTITIES....................................................5
         Section 3.1  Directors of Merger Sub................................................................5
         Section 3.2  Officers of Merger Sub.................................................................5
         Section 3.3  Directors of the Company...............................................................5
         Section 3.4  Officers of the Company................................................................5

ARTICLE 4

         EFFECT OF THE MERGERS ON THE STOCK OF THE
         COMPANY, MARINE, PRIDE AND MERGER SUB; EXCHANGE OF CERTIFICATES.....................................6
         Section 4.1  Effect on Marine Stock.................................................................6
         Section 4.2  Effect on the Stock of Merger Sub......................................................6
         Section 4.3  Effect on the Stock of the Company.....................................................6
         Section 4.4  Effect on Pride Stock..................................................................6
         Section 4.5  Exchange of Certificates...............................................................7
         Section 4.6  Rule 16b-3 Approval...................................................................10

ARTICLE 5

         REPRESENTATIONS AND WARRANTIES OF MARINE...........................................................10
         Section 5.1  Existence; Good Standing; Corporate Authority.........................................10
         Section 5.2  Authorization, Validity and Effect of Agreements......................................10
         Section 5.3  Capitalization........................................................................11
         Section 5.4  Significant Subsidiaries..............................................................11
         Section 5.5  Compliance with Laws; Permits.........................................................12
         Section 5.6  No Conflict...........................................................................13
         Section 5.7  SEC Documents.........................................................................14
         Section 5.8  Litigation............................................................................15
         Section 5.9  Absence of Certain Changes............................................................15
         Section 5.10 Taxes.................................................................................15
         Section 5.11 Employee Benefit Plans................................................................18
         Section 5.12 Labor Matters.........................................................................20
         Section 5.13 Environmental Matters.................................................................21
         Section 5.14 Intellectual Property.................................................................22
         Section 5.15 Decrees, Etc. ........................................................................22
         Section 5.16 Insurance.............................................................................22
         Section 5.17 No Brokers............................................................................23
         Section 5.18 Opinion of Financial Advisor..........................................................23
         Section 5.19 Vote Required.........................................................................23
         Section 5.20 Ownership of Drilling Rigs............................................................23
         Section 5.21 Undisclosed Liabilities...............................................................24
         Section 5.22 Certain Contracts.....................................................................24
         Section 5.23 Capital Expenditure Program...........................................................25
         Section 5.24 Improper Payments.....................................................................25
         Section 5.25 Amendment to Marine Rights Agreement..................................................25
         Section 5.26 Pooling of Interests..................................................................26

ARTICLE 6

         REPRESENTATIONS AND WARRANTIES OF PRIDE............................................................26
         Section 6.1  Existence; Good Standing; Corporate Authority.........................................26
         Section 6.2  Authorization, Validity and Effect of Agreements......................................26
         Section 6.3  Capitalization........................................................................27
         Section 6.4  Significant Subsidiaries..............................................................27
         Section 6.5  Compliance with Laws; Permits.........................................................28
         Section 6.6  No Conflict...........................................................................29
         Section 6.7  SEC Documents.........................................................................30
         Section 6.8  Litigation............................................................................30
         Section 6.9  Absence of Certain Changes............................................................31
         Section 6.10 Taxes.................................................................................31

         Section 6.11  Employee Benefit Plans................................................................33
         Section 6.12  Labor Matters.........................................................................36
         Section 6.13  Environmental Matters.................................................................36
         Section 6.14  Intellectual Property.................................................................37
         Section 6.15  Decrees, Etc..........................................................................37
         Section 6.16  Insurance.............................................................................37
         Section 6.17  No Brokers............................................................................38
         Section 6.18  Opinion of Financial Advisor..........................................................38
         Section 6.19  Vote Required.........................................................................38
         Section 6.20  Ownership of Drilling Rigs and Drillships.............................................38
         Section 6.21  Undisclosed Liabilities...............................................................39
         Section 6.22  Certain Contracts.....................................................................39
         Section 6.23  Capital Expenditure Program...........................................................40
         Section 6.24  Improper Payments.....................................................................40
         Section 6.25  Amendment to Pride Rights Agreement...................................................40
         Section 6.26  Pooling of Interests..................................................................41
         Section 6.27. Representations and Warranties Relating to the Company and Merger
                       Sub...................................................................................41

ARTICLE 7

         COVENANTS AND AGREEMENTS............................................................................42
          Section 7.1  Conduct of Marine's Business..........................................................42
          Section 7.2  Conduct of Pride's Business...........................................................46
          Section 7.3  No Solicitation by Marine.  ..........................................................50
          Section 7.4  No Solicitation by Pride..............................................................52
          Section 7.5  Rights Agreements.....................................................................53
          Section 7.6  Meetings of Shareholders..............................................................53
          Section 7.7  Filings; Commercially Reasonable Best Efforts, Etc. ..................................55
          Section 7.8  Inspection............................................................................57
          Section 7.9  Publicity.............................................................................57
          Section 7.10 Registration Statement on Form S-4....................................................58
          Section 7.11 Listing Applications..................................................................59
          Section 7.12 "Comfort" Letters of Accountants......................................................59
          Section 7.13 Agreements of Affiliates..............................................................60
          Section 7.14 Expenses..............................................................................60
          Section 7.15 Indemnification and Insurance.........................................................60
          Section 7.16 Marine Employee Stock Options, Incentives and Benefit Plans...........................62
          Section 7.17 Pride Employee Stock Options, Incentives and Benefit Plans............................63
          Section 7.18 Company Covenants Concerning Incentive Compensation and Benefits......................63
          Section 7.19 Company Assumption of Indenture Indebtedness..........................................64
          Section 7.20 Pooling Letters.......................................................................64

ARTICLE 8

         CONDITIONS.........................................................................................65
         Section 8.1  Conditions to Each Party's Obligation to Effect the Mergers...........................65
         Section 8.2  Conditions to Obligation of Marine to Effect the Marine Merger........................66
         Section 8.3  Conditions to Obligation of Pride to Effect the Pride Merger..........................67

ARTICLE 9

         TERMINATION........................................................................................68
         Section 9.1  Termination by Mutual Consent.........................................................68
         Section 9.2  Termination by Marine or Pride........................................................68
         Section 9.3  Termination by Marine.................................................................68
         Section 9.4  Termination by Pride.  ...............................................................69
         Section 9.5  Effect of Termination.................................................................70
         Section 9.6  Extension; Waiver.....................................................................72

ARTICLE 10

         GENERAL PROVISIONS..................................................................................72
         Section 10.1  Nonsurvival of Representations, Warranties and Agreements.............................72
         Section 10.2  Notices...............................................................................72
         Section 10.3  Assignment; Binding Effect; Benefit...................................................73
         Section 10.4  Entire Agreement......................................................................74
         Section 10.5  Amendments............................................................................74
         Section 10.6  Governing Law.........................................................................74
         Section 10.7  Counterparts..........................................................................74
         Section 10.8  Headings..............................................................................74
         Section 10.9  Interpretation........................................................................74
         Section 10.10 Waivers...............................................................................75
         Section 10.11 Incorporation of Exhibits.............................................................75
         Section 10.12 Severability..........................................................................75
         Section 10.13 Enforcement of Agreement..............................................................75

LIST OF EXHIBITS

         Exhibit 2.1        Form of Certificate of Incorporation of the Pride Merger Surviving Entity
         Exhibit 2.2        Form of Bylaws of the Pride Merger Surviving Entity
         Exhibit 3.3        Directors of the Company
         Exhibit 3.4        Officers of the Company
         Exhibit 7.13(a)(1) Form of Marine Affiliate Letter

Exhibit 7.13(b)(1)  Form of Marine Letter Relating to Pooling
Exhibit 7.13(b)(2)  Form of Pride Letter Relating to Pooling
Exhibit 8.2         Form of Porter & Hedges, L.L.P. Opinion Certificate
Exhibit 8.3         Form of Baker Botts L.L.P. Opinion Certificate

                            GLOSSARY OF DEFINED TERMS


DEFINED TERMS                                                                   WHERE DEFINED
-------------                                                                   -------------
Action..........................................................................Section 7.15(a)
Affiliate.......................................................................Section 5.10(q)
Affiliated Group................................................................Section 5.10(q)
Agreement.......................................................................Preamble
Assumed Indebtedness............................................................Section 7.20
Certificates....................................................................Section 4.5(b)
Closing.........................................................................Section 1.3
Closing Date....................................................................Section 1.3
Code............................................................................Recitals(c)
Company.........................................................................Preamble
Company Certificates............................................................Section 4.4(b)
Company Common Stock............................................................Section 4.3
Confidentiality Agreement.......................................................Section 7.3(a)
Cutoff Date.....................................................................Section 7.3(d), 7.4(d)
Deferred Intercompany Transaction...............................................Section 5.10(q)
DGCL............................................................................Section 1.1
Effective Time..................................................................Section 1.5(c)
Environmental Laws..............................................................Section 5.13(a)
ERISA...........................................................................Section 5.11(a)
Exchange Act....................................................................Section 4.6
Exchange Agent..................................................................Section 4.5(a)
Exchange Fund...................................................................Section 4.5(a)
Form S-4........................................................................Section 7.10(a)
Hazardous Materials.............................................................Section 5.13(b)
HSR Act.........................................................................Section 5.6(c)
Indemnified Party...............................................................Section 7.15(a)
Indemnified Parties.............................................................Section 7.15(a)
Junior Preferred Stock..........................................................Section 5.3
LBCL............................................................................Section 1.2
Liens...........................................................................Section 5.4
Louisiana Certificate of Merger.................................................Section 1.5(c)
Marine..........................................................................Preamble
Marine Acquisition Proposal.....................................................Section 7.3(a)
Marine Applicable Laws..........................................................Section 5.5(a)
Marine Awards...................................................................Section 7.16
Marine Benefit Plans............................................................Section 5.11(a)

DEFINED TERMS                                                                   WHERE DEFINED
-------------                                                                   -------------
Marine Certificates.............................................................Section 4.1(b)
Marine Certificate of Merger....................................................Section 1.4(a)
Marine Common Stock.............................................................Section 4.1(a)
Marine Disclosure Letter........................................................Article 5 Preface
Marine ERISA Affiliate..........................................................Section 5.11(b)(10)
Marine Material Adverse Effect..................................................Section 10.9(c)
Marine Material Contracts.......................................................Section 5.22(a)
Marine Meeting..................................................................Section 7.6(a)
Marine Merger...................................................................Section 1.1
Marine Merger Consideration.....................................................Section 4.1(b)
Marine Merger Effective Time....................................................Section 1.4(c)
Marine Merger Surviving Entities................................................Section 1.1
Marine Permits..................................................................Section 5.5(b)
Marine Permitted Liens..........................................................Section 5.20
Marine Real Property............................................................Section 5.5(d)
Marine Regulatory Filings.......................................................Section 5.6(c)
Marine Reports..................................................................Section 5.7
Marine Right....................................................................Section 5.3
Marine Rights Agreement.........................................................Section 5.3
Marine Stock Option.............................................................Section 7.16
Marine Stock Option Agreement...................................................Recitals
Marine Stock Option Plans.......................................................Section 7.16
Marine Superior Proposal........................................................Section 7.3(a)
Material Adverse Effect.........................................................Section 10.9(c)
Meetings........................................................................Section 7.6(a)
Mergers.........................................................................Section 1.2
Merger Sub......................................................................Recitals
NYSE............................................................................Section 7.11
Pride...........................................................................Preamble
Pride Acquisition Proposal......................................................Section 7.4(a)
Pride Applicable Laws...........................................................Section 6.5(a)
Pride Awards....................................................................Section 7.17
Pride Benefit Plans.............................................................Section 6.11(a)
Pride Certificates..............................................................Section 4.4(b)
Pride Certificate of Merger.....................................................Section 1.5(c)
Pride Common Stock..............................................................Section 4.4(a)
Pride Disclosure Letter.........................................................Article 6 Preface
Pride ERISA Affiliate...........................................................Section 6.11(b)(10)
Pride Exchange Ratio............................................................Section 4.4(b)

DEFINED TERMS                                                                   WHERE DEFINED
-------------                                                                   -------------
Pride Issuance..................................................................Section 6.19
Pride Material Adverse Effect...................................................Section 10.9(c)
Pride Material Contracts........................................................Section 6.22(a)
Pride Meeting...................................................................Section 7.6(a)
Pride Merger....................................................................Section 1.2
Pride Merger Consideration......................................................Section 4.4(b)
Pride Merger Effective Time.....................................................Section 1.5(c)
Pride Merger Surviving Entity...................................................Section 1.2
Pride Permits...................................................................Section 6.5(b)
Pride Permitted Liens...........................................................Section 6.20
Pride Real Property.............................................................Section 6.5(d)
Pride Regulatory Filings........................................................Section 6.6(c)
Pride Reports...................................................................Section 6.7
Pride Right.....................................................................Section 6.3
Pride Rights Agreement..........................................................Section 6.3
Pride Superior Proposal.........................................................Section 7.4(a)
Proxy Statement/Prospectus......................................................Section 7.10(a)
Pride Stock Option..............................................................Section 7.17
Pride Stock Option Agreement....................................................Recitals
Pride Stock Option Plan.........................................................Section 7.17
Rule 145 Affiliates.............................................................Section 7.13
Rule 16b-3......................................................................Section 4.6
SEC.............................................................................Section 4.6
Securities Act..................................................................Section 5.6(c)
Series A Preferred Stock........................................................Section 6.3
Significant Subsidiary..........................................................Section 5.4
Subsidiary......................................................................Section 10.9(d)
Tax.............................................................................Section 5.10(q)
Tax Return......................................................................Section 5.10(q)
TBCA............................................................................Section 1.1
Texas Articles of Merger........................................................Section 1.4(b)
Third-Party Provisions..........................................................Section 10.3

                          AGREEMENT AND PLAN OF MERGER

                THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of May 23, 2001, is by and among Pride International, Inc., a corporation organized under the laws of Louisiana ("Pride"), PM Merger, Inc., a corporation organized under the laws of Delaware and wholly owned subsidiary of Pride (the "Company"), Marine Drilling Companies, Inc., a corporation organized under the laws of Texas ("Marine"), and AM Merger, Inc. a corporation organized under the laws of Delaware and wholly owned subsidiary of Pride ("Merger Sub").

                                    RECITALS

                A. The Marine Merger. Merger Sub is a newly organized Delaware corporation. At the Marine Merger Effective Time, the parties hereto intend to effect a merger in which (i) Marine will be merged with and into Merger Sub,
(ii) Merger Sub will be the surviving corporation of the merger and (iii) each outstanding share of Marine Common Stock will be converted into one share of Pride Common Stock.

                B. The Pride Merger. The Company is a newly organized Delaware corporation. Following the Marine Merger Effective Time, and at the Pride Merger Effective Time, the parties hereto intend to effect a merger in which (i) Pride will be merged with and into the Company, (ii) the Company will be the surviving corporation of the merger and (iii) each outstanding share of Pride Common Stock (including Pride Common Stock issued in the merger of Marine with and into Merger Sub) will be converted into one share of Company Common Stock.

                C. Advisability of the Mergers. The board of directors of each of Marine, Merger Sub, Pride and the Company have determined that it is advisable and in the best interest of their respective shareholders that the Marine Merger and Pride Merger be consummated, all as hereinafter provided.

                D. Intended U.S. Tax Consequences. The parties to this Agreement intend that, for U.S. federal income tax purposes, each of the Mergers will constitute a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                E. Intended U.S. Accounting Treatment. The parties to this Agreement also intend that the Mergers contemplated by this Agreement will be accounted for as a pooling of interests under U.S. generally accepted accounting principles.

                F. Marine Stock Option Agreement. As a material inducement to the execution and delivery of this Agreement, Marine and Pride are entering into a stock option agreement (the

"Marine Stock Option Agreement") concurrently with the execution and delivery of this Agreement, pursuant to which Pride will grant Marine the option to purchase shares of Pride Common Stock, upon the terms and subject to the conditions set forth therein.

                G. Pride Stock Option Agreement. As a material inducement to the execution and delivery of this Agreement, Pride and Marine are entering into a stock option agreement (the "Pride Stock Option Agreement") concurrently with the execution and delivery of this Agreement, pursuant to which Marine will grant Pride the option to purchase shares of Marine Common Stock, upon the terms and subject to the conditions set forth therein.

                NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGERS

                Section 1.1 The Marine Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and the Texas Business Corporation Act (the "TBCA"), Marine shall be merged with and into Merger Sub (the "Marine Merger") in accordance with this Agreement, and the separate corporate existence of Marine shall thereupon cease at the Marine Merger Effective Time. Merger Sub shall be the surviving entity in the Marine Merger (sometimes hereinafter referred to as the "Marine Merger Surviving Entity").

                Section 1.2 The Pride Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL and the Louisiana Business Corporation Law (the "LBCL"), following the Marine Merger Effective Time, Pride shall be merged with and into the Company (the "Pride Merger," and together with the Marine Merger, the "Mergers") in accordance with this Agreement, and the separate corporate existence of Pride shall thereupon cease at the Pride Merger Effective Time. The Company shall be the surviving entity in the Pride Merger (sometimes hereinafter referred to as the "Pride Merger Surviving Entity").

                Section 1.3 The Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Mergers (the "Closing") shall take place at (a) the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Section 8.1, or, if on such day any condition set forth in Section 8.2 or 8.3 has not been fulfilled or waived, as soon as practicable after all the conditions set forth in Article 8 have been fulfilled or waived in accordance herewith, or (b) at such other time, date or place as Marine and Pride may agree in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                Section 1.4 Marine Merger Effective Time. (a) Prior to the Closing, Marine, Merger Sub and Pride shall prepare, and on the Closing Date shall cause a certificate of merger meeting the requirements of Section 251 of the DGCL with respect to the Marine Merger (the "Marine Certificate of Merger") to be properly executed and filed in accordance with such section.

                (b) Prior to the Closing, Marine, Merger Sub and Pride shall also prepare, and on the Closing Date shall cause articles of merger meeting the requirements of Article 5.04 of the TBCA with respect to the Marine Merger (the "Texas Articles of Merger") to be properly executed and filed in accordance with such section.

                (c) The Marine Merger shall become effective prior to the Pride Merger at such time as each of the Marine Certificate of Merger and the Texas Articles of Merger are properly executed and duly filed, or at such other time (but in any case preceding the Pride Merger Effective Time) as Marine and Pride shall have agreed upon and designated in each such filing as the effective time of the Marine Merger (such time at which the Marine Merger shall have become effective is herein referred to as the "Marine Merger Effective Time").

                Section 1.5 Pride Merger Effective Time. (a) Prior to the Closing, Pride and the Company shall prepare, and on the Closing Date shall cause a certificate of merger meeting the requirements of Section 251 of the DGCL with respect to the Pride Merger (the "Pride Certificate of Merger") to be properly executed and filed in accordance with such section.

                (b) Prior to the Closing, the Company and Pride shall prepare, and on the Closing Date shall cause a certificate of merger meeting the requirements of Section 12:112 of the LBCL with respect to the Pride Merger (the "Louisiana Certificate of Merger") to be properly executed and filed in accordance with such section.

                (c) The Pride Merger shall become effective following the Marine Merger at such time as each of the Pride Certificate of Merger and the Louisiana Certificate of Merger are properly executed and filed, or at such other time (but in any case following the Marine Merger Effective Time) as Marine and Pride shall have agreed upon and designated in each such filing as the effective time of the Pride Merger (such time at which the Pride Merger shall have become effective is herein referred to as the "Pride Merger Effective Time", and such time at which both the Marine Merger and the Pride Merger shall have become effective is herein referred to as the "Effective Time").

                Section 1.6 Effects of the Mergers. The Marine Merger shall have the effects set forth in Section 259 of the DGCL and Article 5.06 of the TBCA. The Pride Merger shall have the effects set forth in Section 259 of the DGCL and Section 12:115 of the LBCL. The Company agrees that it will be responsible for, and will pay, all applicable fees, charges and incorporation and franchise taxes required by law to be paid by Pride to the State of Louisiana. Merger Sub agrees that it will be responsible for, and will pay, all applicable fees, charges and incorporation and franchise taxes required by law to be paid by Marine to the State of Texas.

                                    ARTICLE 2

                 ORGANIZATIONAL DOCUMENTS OF SURVIVING ENTITIES

                Section 2.1 Certificate of Incorporation of the Pride Merger Surviving Entity. As of the Pride Merger Effective Time, the certificate of incorporation of the Company set forth in Exhibit 2.1 hereto shall be the certificate of incorporation of the Pride Merger Surviving Entity until duly amended in accordance with applicable law; provided, however, that at the Pride Merger Effective Time, the certificate of incorporation of the Pride Merger Surviving Entity shall be amended to provide that the name of the Pride Merger Surviving Entity from and after the Pride Merger Effective Time shall be "Pride International, Inc."

                Section 2.2 Bylaws of the Pride Merger Surviving Entity. As of the Pride Merger Effective Time, the bylaws of the Company set forth in Exhibit
2.2 hereto shall be the bylaws of the Pride Merger Surviving Entity until duly amended in accordance with applicable law.

                Section 2.3 Certificate of Incorporation of the Marine Merger Surviving Entity. As of the Marine Merger Effective Time, the certificate of incorporation of Merger Sub shall be the certificate of incorporation of the Marine Merger Surviving Entity until duly amended in accordance with applicable law; provided, however, that if so provided in the Marine Certificate of Merger the name of Merger Sub shall be amended as provided therein.

                Section 2.4 Bylaws of the Marine Merger Surviving Entity. As of the Marine Merger Effective Time, the bylaws of Merger Sub shall be the bylaws of the Marine Merger Surviving Entity until duly amended in accordance with applicable law.

                Section 2.5 Adoption of Stockholder Rights Plan. As of the Effective Time, the Company shall adopt a stockholder rights plan substantially similar to the Pride Rights Agreement as in effect on the date hereof with such changes as may be necessary or advisable to reflect Delaware as the Company's jurisdiction of incorporation and to conform such stockholder rights plan to the certificate of incorporation of the Company.

                                    ARTICLE 3

                DIRECTORS AND OFFICERS OF THE SURVIVING ENTITIES

                Section 3.1 Directors of Merger Sub. The directors of Merger Sub immediately prior to the Marine Merger Effective Time shall be the directors of the Marine Merger Surviving Entity until their successors are duly elected and qualified.

                Section 3.2 Officers of Merger Sub. The officers of Marine immediately prior to the Marine Merger Effective Time shall be the officers of the Marine Merger Surviving Entity until their successors are duly appointed.

                Section 3.3 Directors of the Company. Set forth in Exhibit 3.3 attached hereto is the name of each individual who shall become a director of the Company as of the Pride Merger Effective Time, and whether such director has been designated for membership on the Company's board of directors by Marine or Pride. If any individual identified in Exhibit 3.3 is unable or unwilling to serve as a director of the Company as of the Pride Merger Effective Time, then a substitute director shall be selected by the party that initially designated such individual for membership on the Company's board of directors. From and after the Pride Merger Effective Time, each person identified in Exhibit 3.3 shall serve as a director of the Company until such person's successor is duly elected and qualified.

                Section 3.4 Officers of the Company. Set forth in Exhibit 3.4 hereto is the name of each individual who shall become an officer of the Company at the Pride Merger Effective Time and such person's officer position with the Company as of the Pride Merger Effective Time, and each such officer shall thereafter serve until his or her successor shall be appointed or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Company. If any such person is unable or unwilling to serve as an officer of the Company in the capacity set forth in
Exhibit 3.4, then a substitute officer shall be selected by (i) Marine if the person unable or unwilling to serve is employed by Marine or its Subsidiaries on the date of this Agreement, or (ii) Pride if the person unable or unwilling to serve is employed by Pride or its Subsidiaries on the date of this Agreement.

                                    ARTICLE 4

                    EFFECT OF THE MERGERS ON THE STOCK OF THE
         COMPANY, MARINE, PRIDE AND MERGER SUB; EXCHANGE OF CERTIFICATES


                Section 4.1 Effect on Marine Stock. As of the Marine Merger Effective Time, by virtue of the Marine Merger, and without any further action by Marine, Merger Sub or Pride or by the holders of any securities of Marine, Merger Sub or Pride:

                (a) Cancellation of Treasury Stock and Pride Owned Stock. Each share of Marine's common stock, par value $.01 per share (the "Marine Common Stock"), that is owned directly by Marine, by Pride or their respective subsidiaries immediately prior to the Marine Merger Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                (b) Conversion of Marine Common Stock. Each issued and outstanding share of Marine Common Stock (other than shares to be canceled in accordance with Section 4.1(a)) shall be converted into one fully paid and nonassessable share of Pride Common Stock (the "Marine Merger Consideration"). As of the Marine Merger Effective Time, all such shares of Marine Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Marine Merger Effective Time represented outstanding shares of Marine Common Stock (the "Marine Certificates") shall cease to have any rights with respect thereto, except the right to receive the number of shares of Pride Common Stock into which such shares have been converted.

                Section 4.2 Effect on the Stock of Merger Sub. As of the Marine Merger Effective Time, each share of the common stock, par value $.01 per share, of Merger Sub that was outstanding prior to the Marine Merger Effective Time shall not be converted or otherwise effected by the Marine Merger and shall remain outstanding after the Marine Merger.

                Section 4.3 Effect on the Stock of the Company. As of the Pride Merger Effective Time, each share of the common stock, par value $.01 per share, of the Company ("Company Common Stock") that was outstanding prior to the Pride Merger Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                Section 4.4 Effect on Pride Stock. As of the Pride Merger Effective Time, by virtue of the Pride Merger and without any action on the part of Pride or the Company or the holders of any securities of Pride or the
Company:

                (a) Cancellation of Treasury Stock and Marine Owned Stock. Each share of Pride's common stock, no par value, (the "Pride Common Stock"), that is owned directly by Pride, by Marine or by their respective subsidiaries immediately prior to the Pride Merger Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                (b) Conversion of Pride Common Stock. Each issued and outstanding share of Pride Common Stock (including shares of Pride Common Stock issued in the Marine Merger but excluding shares of Pride Common Stock to be canceled in accordance with Section 4.4(a)), shall be converted into one (the "Pride Exchange Ratio") fully paid and nonassessable share of Company Common Stock (the "Pride Merger Consideration"). As of the Pride Merger Effective Time, all such shares of Pride Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or certificates or rights thereto that immediately prior to the Pride Merger Effective Time which represent outstanding shares of Pride Common Stock (the "Pride Certificates") shall cease to have any rights with respect thereto, except the right to receive certificates ("Company Certificates") representing the number of shares of Company Common stock into which such shares have been converted.

                Section 4.5 Exchange of Certificates.

                (a) Exchange Agent. As of the Closing Date, the Company shall enter into an agreement with American Stock Transfer & Trust Company (the "Exchange Agent"), which shall provide that the Company shall deposit with the Exchange Agent, for the benefit of the holders of Marine Common Stock and Pride Common Stock, for exchange in accordance with this Article 4, through the Exchange Agent, Company Certificates representing the number of shares of Company Common Stock (such shares of Company Common Stock, together with any dividends or distributions with respect thereto with a record date after the Pride Merger Effective Time being hereinafter referred to as the "Exchange Fund") issuable pursuant to this Article 4.

                (b) Exchange Procedures. As soon as reasonably practicable after the Pride Merger Effective Time, the Exchange Agent shall mail to each holder of record of a Marine Certificate or a Pride Certificate (each a "Certificate" and collectively the "Certificates") whose shares were converted pursuant to Section 4.1(b) and/or Section 4.4(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Marine and Pride may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the consideration set forth in Article 4. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a Company

Certificate representing that number of shares of Company Common Stock which such holder has the right to receive pursuant to the provisions of this Article 4, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Marine Common Stock not registered in the transfer records of Marine or of Pride Common Stock not registered in the transfer records of Pride, a Company Certificate representing the proper number of shares of Company Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other non-income taxes required by reason of the issuance of shares of Company Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of the Company that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 4.5, each Certificate shall be deemed at any time after the Pride Merger Effective Time to represent only the right to receive upon such surrender Company Certificates representing the number of shares of Company Common Stock into which the shares of Pride Common Stock formerly represented by such Certificate (including shares of Pride Common Stock issuable in respect of Marine Common Stock as a result of the Marine Merger) have been converted. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article 4.

                (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Company Common Stock with a record date after the Pride Merger Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock represented thereby and all such dividends and other distributions shall be paid by the Company to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this
Article 4. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the Company Certificate representing shares of Company Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Pride Merger Effective Time theretofore paid with respect to such shares of Company Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Pride Merger Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Company Common Stock. The Company shall make available to the Exchange Agent cash for these purposes.

                (d) No Further Ownership Rights in Marine Common Stock and Pride Common Stock. All shares of Company Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article 4 (including any cash paid pursuant to this Article 4) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Pride Common Stock (including shares of Pride Common Stock issuable in respect of Marine Common Stock as a result of the Marine Merger) theretofore represented by such Certificates, subject, however, to the Pride Merger Surviving Entity's obligation to pay any dividends or make any other distributions with a record date prior to the Pride Merger Effective Time which may have been authorized or made by Marine on such shares of Marine Common Stock or by Pride on such shares of Pride Common Stock, as the case may be, which remain unpaid at the Pride Merger Effective Time.

                (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Pride Merger Effective Time shall be delivered to the Company upon demand, and any holders of the Certificates who have not theretofore complied with this Article 4 shall thereafter look only to the Company for payment of their claim for Pride Merger Consideration and any dividends or distributions with respect to Company Common Stock.

                (f) No Liability. None of the Company, Marine, Pride, Merger Sub or the Exchange Agent shall be liable to any person in respect of any shares of Company Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Pride Merger Effective Time (or immediately prior to such earlier date on which any Pride Merger Consideration, any cash payable to the holder of such Certificate pursuant to this Article 4 or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any governmental body or authority), any Pride Merger Consideration, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Company, free and clear of all claims or interest of any person previously entitled thereto.

                (g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Company, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Company; provided, however, that no such investment or loss shall affect the amounts payable to any holder of a Certificate.

                (h) Exchanges by Affiliates. Notwithstanding anything in this Agreement to the contrary, any Company Common Stock and Company Certificates therefor issued to affiliates of Marine as a result of the Mergers shall be subject to the restrictions on transfer described in Section 7.13 and Exhibits 7.13(a) and 7.13(b)(1), and such shares shall bear restrictive legends as described in Exhibit 7.13(a)(1). Any Company Common Stock and Certificates therefor issued to affiliates of Pride as a result of the Pride Merger shall be subject to the restrictions on transfer described in Section 7.13(b) and Exhibit 7.13(b)(2).

                (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Pride Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Company Common Stock deliverable in respect thereof, pursuant to this Agreement.

                Section 4.6 Rule 16b-3 Approval. Each of the Company, Marine, Merger Sub and Pride agree that their respective board of directors or the executive compensation committee of their board of directors shall, at or prior to the Marine Merger Effective Time, adopt resolutions specifically approving, for purposes of Rule 16b-3 ("Rule 16b-3") of the United States Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the receipt, pursuant to this Agreement, of Company Common Stock and of options to acquire Company Common Stock, by executive officers or directors of each of Marine and Pride who become executive officers or directors of the Company subject to Rule 16b-3.

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF MARINE

                Except as set forth in the disclosure letter delivered to Pride by Marine at or prior to the execution hereof (the "Marine Disclosure Letter"), Marine represents and warrants to Pride and the Company the following:

                Section 5.1 Existence; Good Standing; Corporate Authority. Marine is a corporation duly incorporated, validly existing and in good standing under the laws of Texas. Marine is duly qualified to do business and, to the extent such concept or similar concept exists in the relevant jurisdiction, is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified does not and is not reasonably likely to have, individually or in the aggregate, a Marine Material Adverse Effect (as defined in Section 10.9(c)). Marine has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of Marine's restated articles of incorporation and bylaws previously made available to Pride are true and correct and contain all amendments as of the date hereof.

                Section 5.2 Authorization, Validity and Effect of Agreements. Marine has the requisite corporate power and authority to execute and deliver this Agreement, the Pride Stock

Option Agreement and all other agreements and documents contemplated hereby and thereby to which it is a party. The consummation by Marine of the transactions contemplated hereby and by the Pride Stock Option Agreement have been duly authorized by all requisite corporate action on behalf of Marine, other than the approvals referred to in Section 5.19. This Agreement and the Pride Stock Option Agreement constitute valid and legally binding obligations of Marine, enforceable against Marine in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity. Marine has taken all action necessary to render the restrictions set forth in Part 13 of the TBCA inapplicable to this Agreement and the transactions contemplated hereby. No other state takeover or business combination statute applies to the transactions contemplated by this Agreement or the Pride Stock Option Agreement.

                Section 5.3 Capitalization. As of the date of this Agreement, the authorized capital stock of Marine consists of 200,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $.01 per share, of which 200,000 shares have been designated Junior Participating Preferred Stock ("Junior Preferred Stock"). As of May 18, 2001, 58,697,281 shares of Marine Common Stock and no shares of Junior Preferred Stock were outstanding. At the same date, there were 3,576,359 shares of Marine Common Stock reserved for issuance upon exercise of outstanding Marine Stock Options (as defined in Section 7.16). All such issued and outstanding shares of Marine Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. One right to purchase Junior Preferred Stock (each, a "Marine Right") issued pursuant to the Rights Agreement, dated as of November 15, 1996, (the "Marine Rights Agreement"), as amended, between Marine and American Stock Transfer & Trust Company is associated with and attached to each outstanding share of Marine Common Stock. As of the date of this Agreement, except for the Pride Stock Option Agreement, the Marine Rights and as set forth in this Section 5.3, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate Marine or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of Marine or any of its Subsidiaries. Marine has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Marine on any matter.

                Section 5.4 Significant Subsidiaries. For purposes of this Agreement, "Significant Subsidiary" shall mean significant subsidiary as defined in Rule 1-02 of Regulation S-X of the SEC under the Exchange Act. Each of Marine's Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing does not and is not reasonably likely to have a Marine Material Adverse Effect. As of the date of this Agreement, all of the outstanding shares of capital stock of, or other ownership interests in, each of Marine's Significant Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are owned, directly or indirectly, by Marine free and clear of all mortgages, deeds of trust, liens, security interests, pledges, leases, conditional sale contracts, charges, privileges, easements, rights of way, reservations, options, rights of first refusal and other encumbrances ("Liens").

                Section 5.5 Compliance with Laws; Permits. Except for such matters as, individually or in the aggregate, do not or are not reasonably likely to have a Marine Material Adverse Effect and except for matters arising under Environmental Laws which are treated exclusively in Section 5.13:

                (a) Neither Marine nor any Subsidiary of Marine is in violation of any applicable law, rule, regulation, code, governmental determination, order, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S. (collectively, the "Marine Applicable Laws"), relating to the ownership or operation of any of their respective assets, and no claim is pending or, to the knowledge of Marine, threatened with respect to any such matters. No condition exists that is not disclosed in the Marine Disclosure Letter and which does or is reasonably likely to constitute a violation of or deficiency under any Marine Applicable Law relating to the ownership or operation of the assets of Marine or any Subsidiary of Marine.

                (b) Marine and each Subsidiary of Marine hold all permits, licenses, certifications, variations, exemptions, orders, franchises and approvals of all governmental or regulatory authorities necessary for the conduct of their respective businesses (the "Marine Permits"). All Marine Permits are in full force and effect and there exists no default thereunder or breach thereof, and Marine has no notice or actual knowledge that such Marine Permits will not be renewed in the ordinary course after the Marine Merger Effective Time. No governmental authority has given, or to the knowledge of Marine threatened to give, any action to terminate, cancel or reform any Marine Permit.

                (c) Each drilling rig or other drilling unit owned by Marine or a subsidiary of Marine which is subject to classification is in class according to the rules and regulations of the applicable classifying body and is duly and lawfully documented under the laws of its flag jurisdiction.

                (d) Marine and each Subsidiary of Marine possess all permits, licenses, operating authorities, orders, exemptions, franchises, variances, consents, approvals or other authorizations required for the present ownership and operation of all its real property or leaseholds ("Marine Real Property") except where the failure to possess any of the same does not and is not reasonably likely to have a Marine Material Adverse Effect. There exists no material default or breach with respect to, and no party or governmental authority has taken or, to the knowledge of Marine, threatened to take, any action to terminate, cancel or reform any such permit, license, operating authority, order, exemption, franchise, variance, consent, approval or other authorization pertaining to Marine Real Property.

                Section 5.6 No Conflict. (a) Neither the execution and delivery by Marine of this Agreement, the Pride Stock Option Agreement nor the consummation by Marine of the transactions contemplated hereby or thereby in accordance with their respective terms will (i) subject to the approvals referred to in Section 5.19, conflict with or result in a breach of any provisions of the restated articles of incorporation or bylaws of Marine, (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Marine or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Marine or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which Marine or any of its Subsidiaries is a party, or by which Marine or any of its Subsidiaries or any of their properties is bound or affected or (iii) subject to the filings and other matters referred to in Section 5.6(c), contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Marine or any of its Subsidiaries, except for such matters described in clause (ii) or (iii) as do not and are not reasonably likely to have, individually or in the aggregate, a Marine Material Adverse Effect.

                (b) Neither the execution and delivery by Marine of this Agreement, the Pride Stock Option Agreement nor the consummation by Marine of the transactions contemplated hereby and thereby in accordance with their respective terms will result in any "change of control" or similar event or circumstance under the terms of any Marine Material Contract or under any contract or plan under which any officers or directors of Marine or any of its Subsidiaries are entitled to payments or benefits, which gives rise to rights or benefits not otherwise available absent such change of control or similar event.

                (c) Neither the execution and delivery by Marine of this Agreement, the Pride Stock Option Agreement nor the consummation by Marine of the transactions contemplated hereby and thereby in accordance with their respective terms will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than (i) the filing of the Marine Certificate of Merger, (ii) the filing of the Texas Articles of Merger, (iii) filings required under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities and "Blue Sky" laws, applicable non-U.S. competition, antitrust or premerger notification laws, and (iv) the filing of a listing application with the NYSE with respect to any Marine Common Stock issued upon exercise of the Pride Stock Option ((i), (ii),
(iii) and (iv) collectively, the "Marine Regulatory Filings"), except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make does not and is not reasonably likely to have a Marine Material Adverse Effect or substantially impair or delay the consummation of the transactions contemplated hereby.

                Section 5.7 SEC Documents. Marine has timely filed with the SEC all documents required to be so filed by it in the preceding twelve months pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act. Marine and its Subsidiaries have filed with the SEC all documents required to be so filed by them in the preceding three fiscal years and during 2001 pursuant to Section 13(a) of the Exchange Act without regard to Rule 12b-25. Marine has made available to Pride each registration statement, report, proxy statement or information statement (other than preliminary materials) it has so filed, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Marine Reports"). As of its respective date, each Marine Report (i) complied in all material respects in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into Marine Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Marine and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and changes in shareholders' equity included in or incorporated by reference into Marine Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in shareholders' equity, as the case may be, of Marine and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q and Regulation S-X of the SEC and (y) normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the most recent consolidated balance sheet of Marine and its Subsidiaries included in Marine Reports, including all notes thereto, as of the date of such balance sheet, neither Marine nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Marine or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities or obligations which do not and are not reasonably likely to have, individually or in the aggregate, a Marine Material Adverse Effect.

                Section 5.8 Litigation. Except as would not have a Marine Material Adverse Effect, Section 5.8 of the Marine Disclosure Letter contains an accurate summary of each litigation matter pending or threatened against Marine or any of its Subsidiaries that is not summarized in the Marine Reports. Except as described in Marine Reports filed on or prior to the date of this Agreement, there are no actions, suits or proceedings pending against Marine or any of its Subsidiaries or, to Marine's knowledge, threatened against Marine or any of its Subsidiaries, at law or in equity, before or by any U.S. federal, state or non-U.S. court, commission, board, bureau, agency or instrumentality, that are reasonably likely to have, individually or in the aggregate, a Marine Material Adverse Effect.

                Section 5.9 Absence of Certain Changes. From December 31, 2000 to the date of this Agreement, there has not been (i) any event or occurrence that has had or is reasonably likely to have a Marine Material Adverse Effect,
(ii) any material change by Marine or any of its Subsidiaries, when taken as a whole, in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Marine or any redemption, purchase or other acquisition of any of its securities or (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business.


                Section 5.10 Taxes. Except for such matters as, individually or in the aggregate, do not or are not reasonably likely to have a Marine Material Adverse Effect, and except as disclosed in the Marine Disclosure Letter (it being understood that inclusion of a matter in the Marine Disclosure Letter does not necessarily mean that such matter is or is reasonably likely to have a Marine Material Adverse Effect):

                (a) Each of Marine and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of Marine and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of Marine and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of Marine and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of any of Marine and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                (b) Each of Marine and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

                (c) No officer or employee responsible for Tax matters of any of Marine and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of any of Marine and its Subsidiaries either
(i) claimed or raised by any authority in writing or (ii) as to which any of the officers or employees responsible for Tax matters of Marine and its Subsidiaries has knowledge based upon personal contact with any agent of such authority.
Section 5.10 of the Marine Disclosure Letter lists all federal, state, local, and foreign income Tax Returns filed with respect to any of Marine and its Subsidiaries for taxable periods ended on or after December 31, 1998, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit or have been noticed for audit.

                (d) None of Marine and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                (e) None of Marine and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations.

                (f) A valid and timely Code Section 338 election was made with respect to each nonUnited States entity treated as a corporation under the Code which was acquired after December 31, 1985 by Marine or any of its Subsidiaries and for which such an election was permissible.

                (g) None of Marine and its Subsidiaries are parties to a gain recognition agreement under U.S. Treasury Reg. Section 1.367(a)-8.

                (h) None of Marine and its Subsidiaries are parties to, or have a request pending for, any advance pricing agreements under Internal Revenue Service Revenue Procedure 96-53.

                (i) None of Marine and its Subsidiaries has paid, or is obligated to make any payments, in connection with the transactions contemplated by this Agreement that could reasonably be expected to be non-deductible under Code Section 280G.

                (j) Marine has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the previous five years.

                (k) Marine has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

                (l) None of Marine and its Subsidiaries is a party to any Tax allocation or Tax sharing agreement.

                (m) None of Marine and its Subsidiaries (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Marine) since January 1, 1987, or (ii) has any liability for the Taxes of any Person (other than any of Marine and its Subsidiaries) under U.S. Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                (n) Section 5.10(n) of the Marine Disclosure Letter sets forth the following information with respect to each of Marine and its Subsidiaries as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby) for both United States income tax purposes and foreign tax purposes where applicable: (i) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Marine or Subsidiary; and (ii) the amount of any deferred gain or loss allocable to Marine or Subsidiary arising out of any Deferred Intercompany Transaction.

                (o) The unpaid Taxes of Marine and its Subsidiaries (i) did not, as of the date of the most recent balance sheet included in the most recent Marine Report containing historical financial statements, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such most recent balance sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Marine and its Subsidiaries in filing their Tax Returns.

                (p) Neither Marine nor any of the Marine Subsidiaries knows of any fact, or has taken any action or has failed to take any action, that is reasonably likely to (i) prevent the Mergers from qualifying as reorganizations within the meaning of Section 368(a) of the Code, (ii) cause the holders who exchange Marine Common Stock solely for Pride Common Stock pursuant to the Marine Merger to recognize taxable gain with respect to the Marine Merger, (iii) cause the Pride shareholders, including the former holders of Marine Common Stock, who exchange Pride Common Stock solely for Company Common Stock pursuant to the Pride Merger to recognize taxable gain with respect to the Pride Merger, or (iv) cause income to be recognized or Tax to be accelerated or be due as a consequence of the Mergers. Neither Pride nor any of its Subsidiaries has agreed to pay, or will pay, directly or indirectly, any consideration for Marine Common Stock other than Pride Common Stock. Neither the Company nor any of its Subsidiaries has agreed to pay, or will pay, directly or indirectly, any consideration other than Company Common Stock for Pride Common Stock, including that issued in the Marine Merger.

                (q) For purposes of this Section 5.10 and Section 6.10, the following terms have the meanings given them below:

                        (1) "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

                        (2) "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a), or any similar group defined under a similar provision of state, local or foreign law, determined without regard to the exceptions in Code Section 1504(b)such that a foreign corporation shall be considered an "includable corporation".

                        (3) "Deferred Intercompany Transaction" has the meaning set forth in Reg. Section 1.1502-13.

                        (4) "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                        (5) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                Section 5.11 Employee Benefit Plans. (a) Section 5.11 of the Marine Disclosure Letter contains a list of all Marine Benefit Plans. The term "Marine Benefit Plans" means all material employee benefit plans and other material benefit arrangements, including all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not U.S.-based plans, and all other employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans, practices or agreements, whether or not subject to ERISA or U.S.-based and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by Marine or any of its Subsidiaries, to which Marine or any of its Subsidiaries is a party or is required to provide benefits under applicable law or in which any person who is currently, has been or, prior to the Marine Merger Effective Time, is expected to become an employee of Marine is a participant. Upon the written request of Pride, Marine will provide to Pride true and complete copies of Marine Benefit Plans and, if applicable, the most recent trust agreements, summary plan descriptions, funding statements, annual reports and actuarial reports, if applicable, for each such plan. Marine has also previously provided to Pride with respect to each such plan, true and correct copies of correspondence with governmental entities and Forms 5500 for the past three calendar years and during 2001 to the date of this Agreement.

                (b) Except as for such matters as, individually or in the aggregate, do not or are not reasonably likely to have a Marine Material Adverse
Effect:

                        (1) all applicable reporting and disclosure requirements have been met with respect to Marine Benefit Plans;

                        (2) there has been no "reportable event," as that term is defined in Section 4043 of ERISA, with respect to Marine Benefit Plans subject to Title IV of ERISA for which the 30-day reporting requirement has not been waived;

                        (3) to the extent applicable, Marine Benefit Plans comply and have complied with the requirements of ERISA, the Code, other applicable law, with the regulations of any applicable jurisdiction, and with the operative documents for each such plan;

                        (4) any Marine Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS;

                        (5) Marine Benefit Plans have been maintained and operated in accordance with their terms, and, to Marine's knowledge, there are no breaches of fiduciary duty in connection with Marine Benefit Plans;

                        (6) there are no pending or, to Marine's knowledge, threatened claims against or otherwise involving any Marine Benefit Plan, and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Marine Benefit Plan activities) has been brought against or with respect to any such Marine Benefit Plan;

                        (7) there are no pending audits or investigations by any governmental entity involving any Marine Benefit Plan;

                        (8) all material contributions required to be made as of the date hereof to Marine Benefit Plans have been made or provided for;

                        (9) Marine has not engaged in a transaction with respect to any Marine Benefit Plan for which it could be subject (either directly or indirectly) to a liability for either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

                        (10) with respect to Marine Benefit Plans or any "employee pension benefit plans," as defined in Section 3(2) of ERISA, that are subject to Title IV of ERISA and have been maintained or contributed to within six years prior to the Marine Merger Effective Time by Marine, its Subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Marine or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code (a "Marine ERISA Affiliate"), (i) neither Marine nor any of its Subsidiaries has incurred any direct or indirect liability under Title IV of ERISA in connection with any termination thereof or withdrawal therefrom, and (ii) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; and

                        (11) All individuals who performed any compensatory services for Marine or any Subsidiary of Marine, whether as an employee, independent contractor or "leased employee" (as defined in Section 414(n) of the Code) are, and have been, properly classified for purposes of withholding taxes and eligibility to participate in, and coverage under, any Marine Benefit Plan.

                (c) Neither Marine nor any of its Subsidiaries nor any Marine ERISA Affiliate contributes to, or has an obligation to contribute to, and has not within six years prior to the Marine Merger Effective Time contributed to, or had an obligation to contribute to, a "multiemployer plan" within the meaning of Section 3(37) of ERISA, a "multiple employer welfare association" within the meaning of Section 3(40) of ERISA, or a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code, and the execution of, and performance of the transactions contemplated by this Agreement, other than Section 7.16, will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee of Marine or any Subsidiary thereof.

                (d) No Marine Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Marine or any Subsidiary of Marine for periods extending beyond their retirement date or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). Each Marine Benefit Plan may be unilaterally amended or terminated by Marine without liability, except as to benefits accrued or awarded thereunder prior to amendment or termination.

                Section 5.12 Labor Matters. (a) As of the date of this Agreement, (i) neither Marine nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or similar contract, agreement or understanding with a labor union or similar labor organization

(A) covering any U.S. employees or (B) covering, in any single instance, 10% or more of the employees of Marine and its Subsidiaries taken as a whole, and (ii) to Marine's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened (x) involving any U.S. employees or (y) involving, in any single instance, 10% or more of the employees of Marine and its Subsidiaries taken as a whole.

                (b) Except for such matters as are disclosed in the Marine Reports and matters that do not and are not reasonably likely to have a Marine Material Adverse Effect, (i) neither Marine nor any Subsidiary of Marine has received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices of, Marine or any Subsidiary of Marine or the work conditions or the terms and conditions of employment and wages and hours of their respective businesses and (ii) there are no unfair labor practice charges or other employee related complaints against Marine or any Subsidiary of Marine pending or, to the knowledge of Marine threatened, before any governmental authority by or concerning the employees working in their respective businesses.

                Section 5.13 Environmental Matters. (a) Marine and each Subsidiary of Marine has been and is in compliance with all applicable final and binding orders of any court, governmental authority or arbitration board or tribunal and any applicable law, ordinance, rule, regulation or other legal requirement (including common law) related to human health and the environment ("Environmental Laws") except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Marine Material Adverse Effect. There are no past or present facts, conditions or circumstances that interfere with the conduct of any of their respective businesses in the manner now conducted or which interfere with continued compliance with any Environmental Law except for any non-compliance or interference that is not reasonably likely to have, individually or in the aggregate, a Marine Material Adverse Effect.

                (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Marine Material Adverse Effect, no judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of Marine, threatened against Marine or its Subsidiaries that allege the violation of or seek to impose liability pursuant to any Environmental Law, and there are no past or present facts, conditions or circumstances at, on or arising out of, or otherwise associated with, any current or, to the knowledge of Marine or its Subsidiaries, former businesses, assets or properties of Marine or any Subsidiary of Marine, including but not limited to on-site or off-site disposal, release or spill of any material, substance or waste classified, characterized or otherwise regulated as hazardous, toxic, pollutant, contaminant or words of similar meaning under Environmental Laws, including petroleum or petroleum products or byproducts ("Hazardous Materials") which violate Environmental Law or are reasonably likely to give rise to (i) costs, expenses, liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law, (ii) claims arising for personal injury, property damage or damage to natural resources, or (iii) civil, criminal or administrative fines, penalties or injunctive relief.

                (c) Neither Marine nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any Hazardous Materials, except for any such matters as do not and are not reasonably likely to have a Marine Material Adverse Effect.

                Section 5.14 Intellectual Property. Marine and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights does not and is not reasonably likely to have, individually or in the aggregate, a Marine Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing that are reasonably likely to have, individually or in the aggregate, a Marine Material Adverse Effect. To the knowledge of Marine, the conduct of Marine's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others that are reasonably likely to have, individually or in the aggregate, a Marine Material Adverse Effect. To the knowledge of Marine, there is no material infringement of any proprietary right owned by or licensed by or to Marine or any of its Subsidiaries that is reasonably likely to have individually or in the aggregate, a Marine Material Adverse Effect.

                Section 5.15 Decrees, Etc. Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Marine Material Adverse Effect, (i) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority has been issued or entered against Marine or any Subsidiary of Marine that continues to be in effect that affects the ownership or operation of any of their respective assets, and (ii) no criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against Marine or any Subsidiary of Marine.

                Section 5.16 Insurance. (a) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Marine Material Adverse Effect, Marine and its Subsidiaries maintain insurance coverage with financially responsible insurance companies in such amounts and against such losses as are customary in the offshore drilling business as conducted by Marine prior to the date hereof.

                (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Marine Material Adverse Effect, no event relating specifically to Marine or its Subsidiaries (as opposed to events affecting the drilling service industry in general) has occurred that is reasonably likely, after the date of this Agreement, to result in an upward adjustment in premiums under any insurance policies they maintain. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no excess liability, hull or protection and indemnity insurance policy has been canceled by the insurer within one year prior to the date hereof, and to Marine's knowledge, no threat in writing has been made to cancel (excluding cancellation upon expiration or failure to renew) any such insurance policy of Marine or any Subsidiary of Marine during the period of one year prior to the date hereof. Prior to the date hereof, no event has occurred, including the failure by Marine or any Subsidiary of Marine to give any notice or information or by giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of Marine or any Subsidiary of Marine under any such excess liability, hull or protection and indemnity insurance policies.

                Section 5.17 No Brokers. Marine has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Marine, Pride or the Company to pay any finder's fees, brokerage or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Marine has retained Morgan Stanley & Co. Incorporated as its financial advisor, the arrangements with which have been disclosed in writing to Pride prior to the date hereof.

                Section 5.18 Opinion of Financial Advisor. The board of directors of Marine has received the opinion of Morgan Stanley & Co. Incorporated to the effect that, as of the date of this Agreement, the Marine Merger Consideration is fair to the shareholders of Marine from a financial point of view.

                Section 5.19 Vote Required. The only votes of the holders of any class or series of Marine capital stock necessary to approve any transaction contemplated by this Agreement are the affirmative vote in favor of the adoption of this Agreement of the holders of at least a majority of the outstanding shares of Marine Common Stock.

                Section 5.20 Ownership of Drilling Rigs. As of the date hereof, Marine or a Subsidiary of Marine has good and indefeasible title to the drilling rigs listed in Marine's most recent annual report on Form 10-K, in each case free and clear of all Liens except for (i) defects or irregularities of title or encumbrances of a nature that do not materially impair the ownership or operation of these assets and which have not had and are not reasonably likely to have a Marine Material Adverse Effect, (ii) Liens that secure obligations not yet due and payable or, if such obligations are due and have not been paid, Liens securing such obligations that are being diligently contested in good faith and by appropriate proceedings (any such contests involving an amount in excess of $5.0 million being described in Marine Disclosure Letter), (iii) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith, (iv) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith, (v) operators', vendors', suppliers of necessaries to Marine's drilling rigs, carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or shipyard liens (during repair or upgrade periods) or other similar Liens arising by operation of law in the ordinary course of business or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days (so long as no action has been taken to file or enforce such Liens within said 90-day period) or which are being contested in good faith and (vi) other Liens disclosed in Marine Disclosure Letter (the Liens described in clauses (i), (ii), (iii), (iv),
(v) and (vi), collectively, "Marine Permitted Liens"). No such asset is leased under an operating lease from a lessor that, to Marine's knowledge, has incurred non-recourse indebtedness to finance the acquisition or construction of such asset.

                Section 5.21 Undisclosed Liabilities. Neither Marine nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not fixed, accrued, contingent or otherwise, except liabilities and obligations that (i) are disclosed in Marine Reports, (ii) are referred to in the Marine Disclosure Letter or (iii) do not and are not reasonably likely to have, individually or in the aggregate, a Marine Material Adverse Effect.

                Section 5.22 Certain Contracts. (a) Section 5.22 of Marine Disclosure Letter contains a list of all of the following contracts or agreements (other than those listed as an exhibit to Marine's Annual Report on Form 10-K for the year ended December 31, 2000) to which Marine or any Subsidiary of Marine is a party or by which any of them is bound as of the date of this Agreement: (i) any non-competition agreement that purports to limit the manner in which, or the localities in which, all or any portion of their respective businesses is conducted; (ii) any drilling rig construction or conversion contract with respect to which the drilling rig has not been delivered and paid for, (iii) any drilling contracts of one year or greater remaining duration or drilling contracts of a shorter duration which if extended at the election of Marine's customer would have a remaining duration of one year or more; (iv) any contract or agreement for the borrowing of money with a borrowing capacity or outstanding indebtedness of $5.0 million or more; (v) any contract for the acquisition or disposition of a "business" (as such term is defined in Article 11-01(d) of Regulation S-X of the SEC or (vi) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (all contracts or agreements of the types described in clauses (i) through
(vi) being referred to herein as "Marine Material Contracts").

                (b) As of the date of this Agreement, each Marine Material Contract is, to the knowledge of Marine, in full force and effect, and Marine and each of its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each

Marine Material Contract, except where such failure to be binding or in full force and effect or such failure to perform does not and is not reasonably likely to create, individually or in the aggregate, a Marine Material Adverse Effect. Except for such matters as do not and are not reasonably likely to have a Marine Material Adverse Effect, neither Marine nor any of its Subsidiaries (x) knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of Marine, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Marine Material Contract or (y) has received written notice of the desire of the other party or parties to any such Marine Material Contract to exercise any rights such party has to cancel, terminate or repudiate such contract or exercise remedies thereunder. Each Marine Material Contract is enforceable by Marine or a Subsidiary of Marine in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity, except where such unenforceability is not reasonably likely to create, individually or in the aggregate, a Marine Material Adverse Effect.

                Section 5.23 Capital Expenditure Program. As of the date of this Agreement, Section 5.23 of the Marine Disclosure Letter accurately sets forth in all material respects, for each of Marine's sustaining, life extension and newbuild capital expenditure programs, the capital expenditures for all such programs that were forecasted to be incurred in 2001 on an annual basis.

                Section 5.24 Improper Payments. No bribes, kickbacks or other improper payments have been made by Marine or any Subsidiary of Marine or agent of any of them in connection with the conduct of their respective businesses or the operation of their respective assets, and neither Marine, any Subsidiary of Marine nor any agent of any of them has received any such payments from vendors, suppliers or other persons, where any such payment made or received is reasonably likely to have, individually or in the aggregate, a Marine Material Adverse Effect.

                Section 5.25 Amendment to Marine Rights Agreement. Marine has amended or taken other action under Marine Rights Agreement so that none of the execution and delivery of this Agreement, the execution and delivery of the Pride Stock Option Agreement, the conversion of shares of Marine Common Stock into the right to receive shares of Company Common Stock in accordance with this Agreement, the consummation of the Mergers, the issuance of Marine Common Stock upon exercise of the Pride Stock Option or any other transactions contemplated hereby or by the Pride Stock Option Agreement, will cause: (i) the Marine Rights to become exercisable under the Marine Rights Agreement; (ii) the Company, Pride or any of Pride's shareholders or Subsidiaries to be deemed an "Acquiring Person" (as defined in Marine Rights Agreement); (iii) any such event to be an event requiring an adjustment of the purchase price of the Marine Rights under
Section 12(a)(ii) of the Marine Rights Agreement; (iv) Section 14 of the Marine Rights Agreement to be or become applicable to any such event; or (v) a "Shares Acquisition Date" or a "Distribution Date" (each as defined in Marine Rights Agreement) to occur upon any such event, and so that the Marine

Rights will expire immediately prior to the Marine Merger Effective Time. Marine has delivered to Pride a true and complete copy of Marine Rights Agreement, as amended to date.

                Section 5.26 Pooling of Interests. To the knowledge of Marine as of the date of this Agreement, neither it nor any of its Subsidiaries has taken, or agreed to take, any action or failed to take any action which action or failure (without giving effect to any actions or failures to act by Pride or any of its Subsidiaries) that is known to Marine as of the date of this Agreement to prevent the treatment of the Mergers contemplated herein as (i) a pooling of interests for accounting purposes under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and the rules of the SEC, or (ii) reorganizations within the meaning of
Section 368(a) of the Code.

                                    ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF PRIDE

                Except as set forth in the disclosure letter delivered to Marine by Pride at or prior to the execution hereof (the "Pride Disclosure Letter"), Pride represents and warrants to Marine and the Company the following:

                Section 6.1 Existence; Good Standing; Corporate Authority. Pride is a corporation duly incorporated, validly existing and in good standing under the laws of Louisiana. Pride is duly qualified to do business and, to the extent such concept or similar concept exists in the relevant jurisdiction, is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified does not and is not reasonably likely to have, individually or in the aggregate, a Pride Material Adverse Effect (as defined in Section 10.9). Pride has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of Pride's certificate of incorporation and bylaws previously made available to Marine are true and correct and contain all amendments as of the date hereof.

                Section 6.2 Authorization, Validity and Effect of Agreements. Pride has the requisite corporate power and authority to execute and deliver this Agreement, the Marine Stock Option Agreement and all other agreements and documents contemplated hereby and thereby to which it is a party. The consummation by Pride of the transactions contemplated hereby and by the Marine Stock Option Agreement have been duly authorized by all requisite corporate action on behalf of Pride, other than the approvals referred to in Section 6.19. This Agreement and the Marine Stock Option Agreement constitute valid and legally binding obligations of Pride, enforceable against

Pride in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity. Pride has taken all action necessary to render the restrictions set forth in R.S. 12:133 and 12:135-140.2 of the LBCL inapplicable to this Agreement and the transactions contemplated hereby. No other state takeover or business combination statute applies to the transactions contemplated by this Agreement or the Marine Stock Option Agreement.

                Section 6.3 Capitalization. As of the date of this Agreement, the authorized capital stock of Pride consists of 200,000,000 shares of common stock, no par value per share, and 50,000,000 shares of preferred stock, no par value per share, of which 2,000,000 shares have been designated Series A Junior Participating Preferred Stock ("Series A Preferred Stock"). As of May 22, 2001, 73,597,802 shares of Pride Common Stock and no shares of Series A Preferred Stock were outstanding. Section 6.3 of the Pride Disclosure Letter sets forth the number of shares of Pride Common Stock reserved for issuance as of May 18, 2001. All such issued and outstanding shares of Pride Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. One right to purchase Junior Participating Preferred Stock (each, a "Pride Right") issued pursuant to the Rights Agreement, dated as of September 9, 1998 (the "Pride Rights Agreement"), as amended, between Pride and American Stock Transfer & Trust Company is associated with and attached to each outstanding share of Pride Common Stock. As of the date of this Agreement, except for the Marine Stock Option Agreement, the Pride Rights, the Put and Exchange Agreement between Pride and First Reserve Fund VIII, L.P., a Delaware limited partnership, and as set forth in this Section 6.3, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate Pride or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of Pride or any of its Subsidiaries, except as described in the notes to the financial statements of Pride included in its Form 10-Q report for the quarter ended March 31, 2001 filed with the SEC. Pride has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Pride on any matter, except as described in the notes to the financial statements of Pride included in its Form 10-Q report for the quarter ended March 31, 2001 filed with the SEC.

                Section 6.4 Significant Subsidiaries. Each of Pride's Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other entity power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing does not and is not reasonably likely to have a Pride Material Adverse Effect. As of the date of this Agreement, all of the outstanding shares of capital stock of, or other ownership interests in, each of Pride's Significant Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are owned, directly or indirectly, by Pride free and clear of all Liens.

                Section 6.5 Compliance with Laws; Permits. Except for such matters as, individually or in the aggregate, do not or are not reasonably likely to have a Pride Material Adverse Effect and except for matters arising under Environmental Laws which are treated exclusively in Section 6.13:

                (a) Neither Pride nor any Subsidiary of Pride is in violation of any applicable law, rule, regulation, code, governmental determination, order, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S. (collectively, the "Pride Applicable Laws"), relating to the ownership or operation of any of their respective assets, and no claim is pending or, to the knowledge of Pride, threatened with respect to any such matters. No condition exists that is not disclosed in the Pride Disclosure Letter and which does or is reasonably likely to constitute a violation of or deficiency under any Pride Applicable Law relating to the ownership or operation of the assets of Pride or any Subsidiary of Pride.

                (b) Pride and each Subsidiary of Pride hold all permits, licenses, certifications, variations, exemptions, orders, franchises and approvals of all governmental or regulatory authorities necessary for the conduct of their respective businesses (the "Pride Permits"). All Pride Permits are in full force and effect and there exists no default thereunder or breach thereof, and Pride has no notice or actual knowledge that such Pride Permits will not be renewed in the ordinary course after the Marine Merger Effective Time. No governmental authority has given, or to the knowledge of Pride threatened to give, any action to terminate, cancel or reform any Pride Permit.

                (c) Each drilling rig, drillship or other drilling unit owned by Pride or a subsidiary of Pride which is subject to classification is in class according to the rules and regulations of the applicable classifying body and is duly and lawfully documented under the laws of its flag jurisdiction.

                (d) Pride and each Subsidiary of Pride possess all permits, licenses, operating authorities, orders, exemptions, franchises, variances, consents, approvals or other authorizations required for the present ownership and operation of all its real property or leaseholds ("Pride Real Property") except where the failure to possess any of the same does not and is not reasonably likely to have a Pride Material Adverse Effect. There exists no material default or breach with respect to, and no party or governmental authority has taken or, to the knowledge of Pride, threatened to take, any action to terminate, cancel or reform any such permit, license, operating authority, order, exemption, franchise, variance, consent, approval or other authorization pertaining to Pride Real Property.

                Section 6.6 No Conflict. (a) Neither the execution and delivery by Pride of this Agreement, the Marine Stock Option Agreement nor the consummation by Pride of the transactions contemplated hereby or thereby in accordance with their respective terms will (i) subject to the approvals referred to in Section 6.19, conflict with or result in a breach of any provisions of the restated articles of incorporation or bylaws of Pride, (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Pride or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Pride or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which Pride or any of its Subsidiaries is a party, or by which Pride or any of its Subsidiaries or any of their properties is bound or affected or (iii) subject to the filings and other matters referred to in Section 6.6(c), contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Pride or any of its Subsidiaries, except, for such matters described in clause (ii) or (iii) as do not and are not reasonably likely to have, individually or in the aggregate, a Pride Material Adverse Effect.

                (b) Neither the execution and delivery by Pride of this Agreement nor the consummation by Pride of the transactions contemplated hereby in accordance with the terms hereof will result in any "change of control" under the indentures and supplemental indentures pursuant to which any outstanding indebtedness of Pride has been issued. Except as disclosed in the Pride Disclosure Letter, neither the execution and delivery by Pride of this Agreement nor the consummation by Pride of the transactions contemplated hereby in accordance with the terms hereof will result in any "change of control" or similar event or circumstance under the terms of any Pride Material Contract or under any contract or plan under which any officers or directors of Pride or any of its Subsidiaries are entitled to payments or benefits, which gives rise to rights or benefits not otherwise available absent such change of control or similar event.

                (c) Neither the execution and delivery by Pride of this Agreement, the Marine Stock Option Agreement nor the consummation by Pride of the transactions contemplated hereby and thereby in accordance with their respective terms will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than (i) the filing of the Marine Certificate of Merger, (ii) the filing of the Pride Certificate of Merger, (iii) the filing of the Louisiana Certificate of Merger, (iv) filings required under the HSR Act, the Exchange Act, the Securities Act or applicable state securities and "Blue Sky" laws, applicable non-U.S. competition, antitrust or premerger notification laws, and (v) the filing of a listing application with the NYSE with respect to any Pride Common Stock issued upon exercise of the Marine Stock Option

((i), (ii), (iii), (iv) and (v) collectively, the "Pride Regulatory Filings"), except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make does not and is not reasonably likely to have a Pride Material Adverse Effect or substantially impair or delay the consummation of the transactions contemplated hereby.

                Section 6.7 SEC Documents. Pride has timely filed with the SEC all documents required to be so filed by it in the preceding twelve months pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act. Pride and its Subsidiaries have filed with the SEC all documents required to be so filed by them in the preceding three fiscal years and during 2001 pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act. Pride has made available to Marine each registration statement, report, proxy statement or information statement (other than preliminary materials) it has so filed, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Pride Reports"). As of its respective date, each Pride Report (i) complied in all material respects in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into Pride Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Pride and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and changes in shareholders' equity included in or incorporated by reference into Pride Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in shareholders' equity, as the case may be, of Pride and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q and Regulation S-X of the SEC and
(y) normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the most recent consolidated balance sheet of Pride and its Subsidiaries included in Pride Reports, including all notes thereto, as of the date of such balance sheet, neither Pride nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Pride or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities or obligations which do not and are not reasonably likely to have, individually or in the aggregate, a Pride Material Adverse Effect.

                Section 6.8 Litigation. Except as would not have a Pride Material Adverse Effect, Section 6.8 of the Pride Disclosure Letter contains an accurate summary of each litigation matter pending or threatened against Pride or any of its Subsidiaries that is not summarized in the Pride

Reports. Except as described in Pride Reports filed on or prior to the date of this Agreement, there are no actions, suits or proceedings pending against Pride or any of its Subsidiaries or, to Pride's knowledge, threatened against Pride or any of its Subsidiaries, at law or in equity, before or by any U.S. federal, state or non-U.S. court, commission, board, bureau, agency or instrumentality, that are reasonably likely to have, individually or in the aggregate, a Pride Material Adverse Effect.

                Section 6.9 Absence of Certain Changes. From December 31, 2000 to the date of this Agreement, there has not been (i) any event or occurrence that has had or is reasonably likely to have a Pride Material Adverse Effect,
(ii) any material change by Pride or any of its Subsidiaries, when taken as a whole, in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Pride or any redemption, purchase or other acquisition of any of its securities, or
(iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business.

                Section 6.10 Taxes. Except for such matters as, individually or in the aggregate, do not or are not reasonably likely to have a Pride Material Adverse Effect, and except as disclosed in the Pride Disclosure Letter (it being understood that inclusion of a matter in the Pride Disclosure Letter does not necessarily mean that such matter is or is reasonably likely to have a Pride Material Adverse Effect):

                (a) Each of Pride and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of Pride and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of Pride and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of Pride and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of any of Pride and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                (b) Each of Pride and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

                (c) No officer or employee responsible for Tax matters of any of Pride and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of any of Pride and its Subsidiaries either
(i) claimed or raised by any authority in writing or (ii) as to which any of the officers or employees responsible for Tax matters of Pride and its Subsidiaries has knowledge based upon personal contact with any agent of such authority. Section 6.10 of the Pride Disclosure Letter lists all federal, state, local, and foreign income Tax Returns filed with respect to any of Pride and its Subsidiaries for taxable periods ended on or after December 31, 1998, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit or have been noticed for audit.

                (d) None of Pride and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                (e) None of Pride and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations.

                (f) A valid and timely Code Section 338 election was made with respect to each nonUnited States entity treated as a corporation under the Code which was acquired after December 31, 1985 by Pride or any of its Subsidiaries and for which such an election was permissible.

                (g) None of Pride and its Subsidiaries are parties to a gain recognition agreement under U.S. Treasury Reg. Section 1.367(a)-8.

                (h) None of Pride and its Subsidiaries are parties to, or have a request pending for, any advance pricing agreements under Internal Revenue Service Revenue Procedure 96-53.

                (i) None of Pride and its Subsidiaries has paid or is obligated to make any payments in connection with the transactions contemplated by this Agreement that could be reasonably expected to be non-deductible under Code
Section 280G.

                (j) Pride has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the previous five years.

                (k) Pride has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

                (l) None of Pride and its Subsidiaries is a party to any Tax allocation or Tax sharing agreement.

                (m) None of Pride and its Subsidiaries (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Pride) since January 1, 1987, or (ii) has any liability for the Taxes of any Person (other than any of Pride and its Subsidiaries) under U.S. Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                (n) Section 6.10(n) of the Pride Disclosure Letter sets forth the following information with respect to each of Pride and its Subsidiaries as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby) for both United States income tax purposes and foreign tax purposes where applicable: (i) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Pride or any Subsidiary; and (ii) the amount of any deferred gain or loss allocable to Pride or Subsidiary arising out of any Deferred Intercompany Transaction.

                (o) The unpaid Taxes of Pride and its Subsidiaries (i) did not, as of the date of the most recent balance sheet included in the most recent Pride Report containing historical financial statements, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such most recent balance sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Pride and its Subsidiaries in filing their Tax Returns.

                (p) Neither Pride nor any of the Pride Subsidiaries knows of any fact, or has taken any action or has failed to take any action, that is reasonably likely to (i) prevent the Mergers from qualifying as reorganizations within the meaning of Section 368(a) of the Code, (ii) cause the holders who exchange Marine Common Stock solely for Pride Common Stock pursuant to the Marine Merger to recognize taxable gain with respect to the Marine Merger, (iii) cause the Pride shareholders, including the former holders of Marine Common Stock, who exchange Pride Common Stock solely for Company Common Stock pursuant to the Pride Merger to recognize taxable gain with respect to the Pride Merger, or (iv) cause income to be recognized or Tax to be accelerated or be due as a consequence of the Mergers. Neither Pride nor any of its Subsidiaries has agreed to pay, or will pay, directly or indirectly, any consideration for Marine Common Stock other than Pride Common Stock. Neither the Company nor any of its Subsidiaries has agreed to pay, or will pay, directly or indirectly, any consideration other than Company Common Stock for Pride Common Stock, including that issued in the Marine Merger.

                Section 6.11 Employee Benefit Plans. (a) Section 6.11 of the Pride Disclosure Letter contains a list of all Pride Benefit Plans. The term "Pride Benefit Plans" means all material employee benefit plans and other material benefit arrangements, including all "employee benefit plans" as defined in Section 3(3) of ERISA, whether or not U.S.-based plans, and all other employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans, practices or agreements, whether or not subject to ERISA or U.S.-based and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by Pride or any of its Subsidiaries, to which Pride or any of its Subsidiaries is a party or is required to provide benefits under applicable law or in which any person who is currently, has been or, prior to the Marine Merger Effective Time, is expected to become an employee of Pride is a participant. Upon written request from Marine, Pride will provide to Marine true and complete copies of Pride Benefit Plans and, if applicable, the most recent trust agreements, summary plan descriptions, funding statements, annual reports and actuarial reports, if applicable, for each such plan. Pride has also previously provided to Marine with respect to each such plan, true and correct copies of correspondence with governmental entities and Forms 5500 for the past three calendar years and during 2001 to the date of this Agreement.

                (b) Except as for such matters as, individually or in the aggregate, do not or are not reasonably likely to have a Pride Material Adverse
Effect:

                        (1) all applicable reporting and disclosure requirements have been met with respect to Pride Benefit Plans;

                        (2) there has been no "reportable event," as that term is defined in Section 4043 of ERISA, with respect to Pride Benefit Plans subject to Title IV of ERISA for which the 30-day reporting requirement has not been waived;

                        (3) to the extent applicable, Pride Benefit Plans comply and have complied with the requirements of ERISA, the Code, other applicable law, with the regulations of any applicable jurisdiction, and with the operative documents for each such plan;

                        (4) any Pride Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS;

                        (5) Pride Benefit Plans have been maintained and operated in accordance with their terms, and, to Pride's knowledge, there are no breaches of fiduciary duty in connection with Pride Benefit Plans;

                        (6) there are no pending or, to Pride's knowledge, threatened claims against or otherwise involving any Pride Benefit Plan, and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Pride Benefit Plan activities) has been brought against or with respect to any such Pride Benefit Plan;

                        (7) there are no pending audits or investigations by any governmental entity involving any Pride Benefit Plan;

                        (8) all material contributions required to be made as of the date hereof to Pride Benefit Plans have been made or provided for;

                        (9) Pride has not engaged in a transaction with respect to any Pride Benefit Plan for which it could be subject (either directly or indirectly) to a liability for either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

                        (10) with respect to Pride Benefit Plans or any "employee pension benefit plans," as defined in Section 3(2) of ERISA, that are subject to Title IV of ERISA and have been maintained or contributed to within six years prior to the Marine Merger Effective Time by Pride, its Subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Pride or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code (a "Pride ERISA Affiliate"), (i) neither Pride nor any of its Subsidiaries has incurred any direct or indirect liability under Title IV of ERISA in connection with any termination thereof or withdrawal therefrom, and (ii) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; and

                        (11) All individuals who performed any compensatory services for Pride or any Subsidiary of Pride, whether as an employee, independent contractor or "leased employee" (as defined in Section 414(n) of the Code) are, and have been, properly classified for purposes of withholding taxes and eligibility to participate in, and coverage under, any Pride Benefit Plan.

                (c) Neither Pride nor any of its Subsidiaries nor any Pride ERISA Affiliate contributes to, or has an obligation to contribute to, and has not within six years prior to the Marine Merger Effective Time contributed to, or had an obligation to contribute to, a "multiemployer plan" within the meaning of Section 3(37) of ERISA, a "multiple employer welfare association" within the meaning of Section 3(40) of ERISA, or a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code, and the execution of, and performance of the transactions contemplated by, this Agreement, other than Section 7.17, will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee of Pride or any Subsidiary thereof.

                (d) No Pride Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Pride or any

Subsidiary of Pride for periods extending beyond their retirement date or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). Each Pride Benefit Plan may be unilaterally amended or terminated by Pride without liability, except as to benefits accrued or awarded thereunder prior to amendment or termination.

                Section 6.12 Labor Matters. (a) As of the date of this Agreement, (i) neither Pride nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or similar contract, agreement or understanding with a labor union or similar labor organization (A) covering any U.S. employees or (B) covering, in any single instance, 10% or more of the employees of Pride and its Subsidiaries taken as a whole, and (ii) to Pride's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened (x) involving any U.S. employees or (y) involving, in any single instance, 10% or more of the employees of Pride and its Subsidiaries taken as a whole.

                (b) Except for such matters as are disclosed in the Pride Reports and matters that do not and are not reasonably likely to have a Pride Material Adverse Effect, (i) neither Pride nor any Subsidiary of Pride has received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices of, Pride or any Subsidiary of Pride or the work conditions or the terms and conditions of employment and wages and hours of their respective businesses and (ii) there are no unfair labor practice charges or other employee related complaints against Pride or any Subsidiary of Pride pending or, to the knowledge of Pride threatened, before any governmental authority by or concerning the employees working in their respective businesses.

                Section 6.13 Environmental Matters. (a) Pride and each Subsidiary of Pride has been and is in compliance with all Environmental Laws except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Pride Material Adverse Effect. There are no past or present facts, conditions or circumstances that interfere with the conduct of any of their respective businesses in the manner now conducted or which interfere with continued compliance with any Environmental Law except for any non-compliance or interference that is not reasonably likely to have, individually or in the aggregate, a Pride Material Adverse Effect.

                (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Pride Material Adverse Effect, no judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of Pride, threatened against Pride or its Subsidiaries that allege the violation of or seek to impose liability pursuant to any Environmental Law, and there are no past or present facts, conditions or circumstances at, on or arising out of, or otherwise associated with, any current or, to the knowledge of Pride or its

Subsidiaries, former businesses, assets or properties of Pride or any Subsidiary of Pride, including but not limited to on-site or off-site disposal, release or spill of any Hazardous Materials which violate Environmental Law or are reasonably likely to give rise to (i) costs, expenses, liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law, (ii) claims arising for personal injury, property damage or damage to natural resources, or (iii) civil, criminal or administrative fines, penalties or injunctive relief.

                (c) Neither Pride nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any Hazardous Materials, except for any such matters as do not and are not reasonably likely to have a Pride Material Adverse Effect.

                Section 6.14 Intellectual Property. Pride and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights does not and is not reasonably likely to have, individually or in the aggregate, a Pride Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing that are reasonably likely to have, individually or in the aggregate, a Pride Material Adverse Effect. To the knowledge of Pride, the conduct of Pride's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others that are reasonably likely to have, individually or in the aggregate, a Pride Material Adverse Effect. To the knowledge of Pride, there is no material infringement of any proprietary right owned by or licensed by or to Pride or any of its Subsidiaries that is reasonably likely to have, individually or in the aggregate, a Pride Material Adverse Effect.

                Section 6.15 Decrees, Etc. Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Pride Material Adverse Effect, (i) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority has been issued or entered against Pride or any Subsidiary of Pride that continues to be in effect that affects the ownership or operation of any of their respective assets, and
(ii) no criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against Pride or any Subsidiary of Pride.

                Section 6.16 Insurance. (a) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Pride Material Adverse Effect, Pride and its Subsidiaries maintain insurance coverage with financially responsible insurance companies in such amounts and against such losses as are customary in the international and domestic drilling business conducted by Pride and its Subsidiaries prior to the date hereof.

                (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Pride Material Adverse Effect, no event relating specifically to Pride or its Subsidiaries (as opposed to events affecting the drilling service industry in general) has occurred that is reasonably likely, after the date of this Agreement, to result in an upward adjustment in premiums under any insurance policies they maintain. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no excess liability, hull or protection and indemnity insurance policy has been canceled by the insurer within one year prior to the date hereof, and to Pride's knowledge, no threat in writing has been made to cancel (excluding cancellation upon expiration or failure to renew) any such insurance policy of Pride or any Subsidiary of Pride during the period of one year prior to the date hereof. Prior to the date hereof, no event has occurred, including the failure by Pride or any Subsidiary of Pride to give any notice or information or by giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of Pride or any Subsidiary of Pride under any such excess liability, hull or protection and indemnity insurance policies.

                Section 6.17 No Brokers. Pride has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Pride, Marine or the Company to pay any finder's fees, brokerage or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Pride has retained Salomon Smith Barney Inc. as its financial advisor, the arrangements with which have been disclosed in writing to Marine prior to the date hereof.

                Section 6.18 Opinion of Financial Advisor. The board of directors of Pride has received the opinion of Salomon Smith Barney Inc. to the effect that, as of the date of this Agreement, the Pride Exchange Ratio is fair to the shareholders of Pride from a financial point of view.

                Section 6.19 Vote Required. The only votes of the holders of any class or series of Pride capital stock necessary to approve any transaction contemplated by this Agreement are the affirmative vote in favor of the issuance of shares of Pride Common Stock pursuant to the Marine Merger (the "Pride Issuance") and the adoption of this Agreement of the holders of at least a majority of the Pride Common Stock represented at the Pride Meeting (as hereafter defined) at which a quorum is present.

                Section 6.20 Ownership of Drilling Rigs and Drillships. As of the date hereof, Pride or a Subsidiary of Pride has good and indefeasible title to the drilling rigs listed in Pride's most recent annual report on Form 10-K, in each case free and clear of all Liens except for (i) defects or irregularities of title or encumbrances of a nature that do not materially impair the ownership or operation of these assets and which have not had and are not reasonably likely to have a Pride Material Adverse Effect, (ii) Liens that secure obligations not yet due and payable or, if such obligations are due and have not been paid, Liens securing such obligations that are being diligently contested in good faith and by appropriate proceedings (any such contests involving an amount in excess of $5.0 million being described in Pride Disclosure Letter), (iii) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith, (iv) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith, (v) operators', vendors', suppliers of necessaries to Pride's drilling rigs, carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or shipyard liens (during repair or upgrade periods) or other similar Liens arising by operation of law in the ordinary course of business or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days (so long as no action has been taken to file or enforce such Liens within said 90-day period) or which are being contested in good faith and (vi) other Liens disclosed in Pride Disclosure Letter (the Liens described in clauses (i), (ii),
(iii), (iv), (v) and (vi), collectively, "Pride Permitted Liens"). No such asset is leased under an operating lease from a lessor that, to Pride's knowledge, has incurred non-recourse indebtedness to finance the acquisition or construction of such asset.

                Section 6.21 Undisclosed Liabilities. Neither Pride nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not fixed, accrued, contingent or otherwise, except liabilities and obligations that (i) are disclosed in Pride Reports, (ii) are referred to in the Pride Disclosure Letter or (iii) do not and are not reasonably likely to have, individually or in the aggregate, a Pride Material Adverse Effect.

                Section 6.22 Certain Contracts. (a) Section 6.22 of Pride Disclosure Letter contains a list of all of the following contracts or agreements (other than those listed as an exhibit to Pride's Annual Report on Form 10-K for the year ended December 31, 2000) to which Pride or any Subsidiary of Pride is a party or by which any of them is bound as of the date of this
Agreement: (i) any non-competition agreement that purports to limit the manner in which, or the localities in which, all or any portion of their respective businesses is conducted, other than any such limitation that is not material to Pride and its Subsidiaries, taken as a whole; (ii) any drilling rig construction or conversion contract with respect to which the drilling rig has not been delivered and paid for; (iii) any drilling contracts of one year or greater remaining duration or drilling contracts of a shorter duration which if extended at the election of Pride's customer would have a remaining duration of one year or more; (iv) any contract or agreement for the borrowing of money with a borrowing capacity or outstanding indebtedness of $5.0 million or more; (v) any contract for the acquisition or disposition of a "business" (as such term is defined in Article 11-01(d) of Regulation S-X of the SEC; or (vi) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (all contracts or agreements of the types described in clauses (i) through (vi) being referred to herein as "Pride Material Contracts").

                (b) As of the date of this Agreement, each Pride Material Contract is, to the knowledge of Pride, in full force and effect, and Pride and each of its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Pride Material Contract, except where such failure to be binding or in full force and effect or such failure to perform does not and is not reasonably likely to create, individually or in the aggregate, a Pride Material Adverse Effect. Except for such matters as do not and are not reasonably likely to have a Pride Material Adverse Effect, neither Pride nor any of its Subsidiaries (x) knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of Pride, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Pride Material Contract or (y) has received written notice of the desire of the other party or parties to any such Pride Material Contract to exercise any rights such party has to cancel, terminate or repudiate such contract or exercise remedies thereunder. Each Pride Material Contract is enforceable by Pride or a Subsidiary of Pride in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity, except where such unenforceability is not reasonably likely to create, individually or in the aggregate, a Pride Material Adverse Effect.

                Section 6.23 Capital Expenditure Program. As of the date of this Agreement, Section 6.23 of the Pride Disclosure Letter accurately sets forth in all material respects, for each of Pride's sustaining, life extension and newbuild capital expenditure programs, the capital expenditures for all such programs that were forecasted to be incurred in 2001 on an annual basis.

                Section 6.24 Improper Payments. No bribes, kickbacks or other improper payments have been made by Pride or any Subsidiary of Pride or agent of any of them in connection with the conduct of their respective businesses or the operation of their respective assets, and neither Pride, any Subsidiary of Pride nor any agent of any of them has received any such payments from vendors, suppliers or other persons, where any such payment made or received is reasonably likely to have, individually or in the aggregate, a Pride Material Adverse Effect.

                Section 6.25 Amendment to Pride Rights Agreement. Pride has amended or taken other action under the Pride Rights Agreement so that none of the execution and delivery of this Agreement, the execution and delivery of the Marine Stock Option Agreement, the conversion of shares of Pride Common Stock into the right to receive shares of Company Common Stock in accordance with this Agreement, the consummation of the Mergers, the issuance of Pride Common Stock upon exercise of the Marine Stock Option or any other transactions contemplated hereby or by the Marine Stock Option Agreement, will cause: (i) Pride Rights to become exercisable under the Pride Rights Agreement; (ii) the Company, Pride or any of Pride's shareholders or Subsidiaries to be deemed an "Acquiring Person" (as defined in the Pride Rights Agreement);
(iii) any such event to be an event requiring an adjustment of the purchase price of the Pride Rights under Section 11(a)(ii) of the Pride Rights Agreement;
(iv) Section 13 of the Pride Rights Agreement to be or become applicable to any such event; or (v) a "Stock Acquisition Date" or a "Distribution Date" (each as defined in Pride Rights Agreement) to occur upon any such event, and so that the Pride Rights will expire immediately prior to the Marine Merger Effective Time. Pride has delivered to Marine a true and complete copy of the Pride Rights Agreement, as amended to date.

                Section 6.26 Pooling of Interests. To the knowledge of Pride as of the date of this Agreement, neither it nor any of its Subsidiaries has taken, or agreed to take, any action or failed to take any action which action or failure (without giving effect to any actions or failures to act by Marine or any of its Subsidiaries) that is known to Pride as of the date of this Agreement to prevent the treatment of the Mergers contemplated herein as (i) a pooling of interests for accounting purposes under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and the rules of the SEC, or (ii) reorganizations within the meaning of
Section 368(a) of the Code.

                Section 6.27. Representations and Warranties Relating to the Company and Merger Sub. (a) Each of the Company and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Neither the Company nor Merger Sub owns any properties (other than the initial cash subscription for shares) or has commenced any business or operations. Pride has delivered to Marine true and correct copies of the certificate of incorporation and bylaws of each of the Company and Merger Sub.

        (b) The Company has an authorized capital stock consisting of (i) 400,000,000 shares of Company Common Stock, 20 shares of which were issued and outstanding on the date hereof and immediately prior to the Pride Merger Effective Time, and (ii) 50,000,000 shares of preferred stock, par value $.01 per share, none of which were issued and outstanding as of the date hereof and immediately prior to the Pride Merger Effective Time. As of the date hereof and immediately prior to the Marine Merger Effective Time, all of the issued and outstanding shares of capital stock of Merger Sub are owned by Pride. As of the date hereof and immediately prior to the Pride Merger Effective Time, all of the issued and outstanding shares of capital stock of the Company are owned by Pride.

        (c) Each of the Company and Merger Sub has the corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been (i) duly and validly authorized by the board of directors and sole stockholder of each of the Company and Merger Sub and (ii) duly and validly executed and delivered by the Company and Merger Sub and constitutes the valid and binding obligation of each of the Company and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting creditors' rights generally or by equitable principles.

        (d) Each of the Company and Merger Sub has been formed solely to consummate the Pride Merger and Marine Merger, respectively, and each of the Company and Merger Sub has not conducted and will not conduct any business activities or other operations of any kind other than the issuance of shares of their capital stock to Pride, prior to the Pride Merger Effective Time and Marine Merger Effective Time, respectively.

                                    ARTICLE 7

                            COVENANTS AND AGREEMENTS

                Section 7.1 Conduct of Marine's Business. Prior to the Marine Merger Effective Time, and except (i) as set forth in the Marine Disclosure Letter, (ii) as expressly contemplated by any other provision of this Agreement
(iii), as contemplated by the Pride Stock Option Agreement, (iii) as required by Applicable Laws (provided that Marine has provided Pride with advance notice of the proposed action to the extent practicable), or (iv) as otherwise consented to by Pride in writing, Marine:

                (a) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                (b) shall use its commercially reasonable best efforts, and shall cause each of its Subsidiaries to use its commercially reasonable best efforts, to preserve intact their business organizations and goodwill (except that any of its Subsidiaries may be merged with or into, or be consolidated with any of its Subsidiaries or may be liquidated into Marine or any of its Subsidiaries), keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

                (c) shall not amend its articles of incorporation or bylaws;

                (d) shall promptly notify Pride of any material change in its condition (financial or otherwise) or business or any termination, cancellation, repudiation or material breach of any Marine Material Contract (or communications indicating that the same may be contemplated) or any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

                (e) shall promptly deliver to Pride true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

                (f) shall not,

                        (1) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement (including Marine Rights issued pursuant to the Marine Rights Agreement) or pursuant to the exercise of stock options and stock awards granted after the date hereof and expressly permitted under this Agreement or in connection with transactions permitted by Section 7.1(i), issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof,

                        (2) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, except the issuance of Marine Rights with permitted issuances of Marine Common Stock,

                        (3) amend or otherwise modify any option, warrant, conversion right or other right to acquire any shares of its capital stock existing on the date hereof,

                        (4) with respect to any of its former, present or future employees, increase any compensation or benefits, or enter into, amend or extend (or permit the extension of) any employment or consulting agreement, except in each case in the ordinary course of business consistent with past practice,

                        (5) with respect to any of its former, present or future officers or directors, increase any compensation or benefits or enter into, amend or extend (or permit the extension of) any employment or consulting agreement,

                        (6) adopt any new employee benefit plan or agreement (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law) any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans,

                        (7) except as approved by good faith action of the board of directors of Marine after Marine has provided Pride with advance written notice of the proposed action and consulted in advance with Pride regarding such action, terminate any executive officer without cause or permit circumstances to exist that would give any executive officer a right to terminate employment if the termination would entitle such executive officer to receive enhanced separation payments upon consummation of the Mergers, or

                        (8) permit any holder of an option to acquire Marine Common Stock outstanding on the date hereof to have shares withheld upon exercise, for tax purposes, in excess of the number of shares needed to satisfy the minimum statutory withholding requirements for federal and state withholding;

                (g) shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or (ii) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

                (h) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) which are material to Marine, individually or in the aggregate, except for sales of surplus equipment or sales of other assets in the ordinary course of business;

                (i) shall not, and shall not permit any of its Subsidiaries to, except pursuant to contractual commitments in effect on the date hereof and disclosed in the Marine Disclosure Letter, acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case (i) for an aggregate consideration for all such acquisitions in excess of $1 million (excluding acquisitions approved in writing by Pride) or (ii) where a filing under the HSR Act or any non-U.S. competition, antitrust or premerger notification laws is required;

                (j) shall not, except as may be required as a result of a change in generally accepted accounting principles, change any of the material accounting principles or practices used by it;

                (k) shall, and shall cause any of its Subsidiaries to, use reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

                (l) shall not, and shall not permit any of its Subsidiaries to,

                        (1) make or rescind any material election relating to taxes, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election,

                        (2) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or

                        (3) change in any material respect any of its methods of reporting any item for tax purposes from those employed in the preparation of its tax returns for the most recent taxable year for which a return has been filed, except as may be required by applicable law;

                (m) shall not, and shall not permit any of its Subsidiaries to,

                        (1) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Marine or any of its Subsidiaries or guarantee any debt securities of others,

                        (2) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, Liens, security interests or other encumbrances on its property in connection with any indebtedness thereof (other than the Marine Permitted Liens), or

                        (3) make or commit to make aggregate capital expenditures in excess of $1 million per month for each month from the date of this Agreement to the Marine Merger Effective Time over the capital expenditures forecast disclosed in the Marine Disclosure Letter for such month, excluding capital expenditures covered by insurance (A) for any partial loss not covered by loss of hire insurance, not in excess of $1 million per occurrence or series of related occurrences and
        (B) for any vessel for which Marine has bound loss of hire insurance, provided, however, that capital expenditures in connection with the total loss (actual or constructive) of any vessel shall require the consent of Pride;

                (n) shall not, and shall cause its Subsidiaries not to, purchase or otherwise acquire any Pride Common Stock;

                (o) subject to Section 7.7, shall not take any action that is reasonably likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the transactions contemplated by this Agreement;

                (p) unless in the good faith opinion of the board of directors of Marine after consultation with its outside legal counsel the following would be inconsistent with its fiduciary duties, (i) shall not terminate, amend, modify or waive any provision of any agreement containing a standstill covenant to which it is a party and (ii) during such period shall enforce, to the fullest extent permitted under applicable law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction; and

                (q) shall not (i) agree in writing or otherwise to take any of the foregoing actions or (ii) permit any of its Subsidiaries to agree in writing or otherwise to take any of the foregoing actions that refer to Subsidiaries.

                Section 7.2 Conduct of Pride's Business. Prior to the Marine Merger Effective Time, and except (i) as set forth in the Pride Disclosure Letter, (ii) as expressly contemplated by any other provision of this Agreement,
(iii) as contemplated by the Marine Stock Option Agreement, (iv) as required by Applicable Laws (provided that Pride has provided Marine with advance notice of the proposed action to the extent practicable), or (v) as otherwise consented to by Marine in writing, Pride:

                (a) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                (b) shall use its commercially reasonable best efforts, and shall cause each of its Subsidiaries to use its commercially reasonable best efforts, to preserve intact their business organizations and goodwill (except that any of its Subsidiaries may be merged with or into, or be consolidated with any of its Subsidiaries or may be liquidated into Pride or any of its Subsidiaries), keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

                (c) shall not amend its articles of incorporation or bylaws;

                (d) shall promptly notify Marine of any material change in its condition (financial or otherwise) or business or any termination, cancellation, repudiation or material breach of any Pride Material Contract (or communications indicating that the same may be contemplated) or any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

                (e) shall promptly deliver to Marine true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

                (f) shall not,

                        (1) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement (including Pride Rights issued pursuant to the Pride Rights Agreement) or pursuant to the exercise of stock options and stock awards granted after the date hereof and expressly permitted under this Agreement or in connection with transactions permitted by Section 7.2(i), issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof,

                        (2) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, except the issuance of Pride Rights with permitted issuances of Pride Common Stock,

                        (3) amend or otherwise modify any option, warrant, conversion right or other right to acquire any shares of its capital stock existing on the date hereof,

                        (4) with respect to any of its former, present or future employees, increase any compensation or benefits, or enter into, amend or extend (or permit the extension of) any employment or consulting agreement, except in each case in the ordinary course of business consistent with past practice,

                        (5) with respect to any of its former, present or future officers or directors, increase any compensation or benefits or enter into, amend or extend (or permit the extension of) any employment or consulting agreement,

                        (6) adopt any new employee benefit plan or agreement (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law) any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans,

                        (7) except as approved by good faith action of the board of directors of Pride after Pride has provided Marine with advance written notice of the proposed action and consulted in advance with Marine regarding such action, terminate any executive officer without cause or permit circumstances to exist that would give any executive officer a right to terminate employment if the termination would entitle such executive officer to receive enhanced separation payments upon consummation of the Mergers, or

                        (8) permit any holder of an option to acquire Pride Common Stock outstanding on the date hereof to have shares withheld upon exercise, for tax purposes, in excess of the number of shares needed to satisfy the minimum statutory withholding requirements for federal and state withholding;

                (g) shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or (ii) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

                (h) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) which are material to Pride individually or in the aggregate, except for sales of surplus equipment or sales of other assets in the ordinary course of business;

                (i) shall not, and shall not permit any of its Subsidiaries to, except pursuant to contractual commitments in effect on the date hereof and disclosed in the Pride Disclosure Letter, acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case (i) for an aggregate consideration for all such acquisitions in excess of $1 million (excluding acquisitions approved in writing by Marine) or (ii) where a filing under the HSR Act or any non-U.S. competition, antitrust or premerger notification laws is required;

                (j) shall not, except as may be required as a result of a change in generally accepted accounting principles, change any of the material accounting principles or practices used by it;

                (k) shall, and shall cause any of its Subsidiaries to, use reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

                (l) shall not, and shall not permit any of its Subsidiaries to,

                        (1) make or rescind any material election relating to taxes, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election,

                        (2) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or

                        (3) change in any material respect any of its methods of reporting any item for tax purposes from those employed in the preparation of its tax returns for the most recent taxable year for which a return has been filed, except as may be required by applicable law;

                (m) shall not, and shall not permit any of its Subsidiaries to,

                        (1) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Pride or any of its Subsidiaries or guarantee any debt securities of others,

                        (2) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, Liens, security interests or other encumbrances on its property in connection with any indebtedness thereof (other than the Pride Permitted Liens), or

                        (3) make or commit to make aggregate capital expenditures in excess of $1 million per month for each month from the date of this Agreement to the Marine Merger Effective Time over the capital expenditures forecast disclosed in the Pride Disclosure Letter for such month, excluding capital expenditures covered by insurance (A) for any partial loss not covered by loss of hire insurance, not in excess of $1 million per occurrence or series of related occurrences and
        (B) for any vessel for which the Pride has bound loss of hire insurance, provided, however, that capital expenditures in connection with the total loss (actual or constructive) of any vessel shall require the consent of Pride.

                (n) shall not, and shall cause its Subsidiaries not to, purchase or otherwise acquire any Marine Common Stock;

                (o) subject to Section 7.7, shall not take any action that is reasonably likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the transactions contemplated by this Agreement;

                (p) unless in the good faith opinion of the board of directors of Pride after consultation with its outside legal counsel the following would be inconsistent with its fiduciary duties, (i) shall not terminate, amend, modify or waive any provision of any agreement containing a standstill covenant to which it is a party; and (ii) during such period shall enforce, to the fullest extent permitted under applicable law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction;

                (q) shall not (i) agree in writing or otherwise to take any of the foregoing actions or (ii) permit any of its Subsidiaries to agree in writing or otherwise to take any of the foregoing actions that refer to Subsidiaries;

                (r) shall not, and shall not permit the Company to amend the certificate of incorporation or bylaws of the Company;

                (s) shall not, and shall not permit either Merger Sub or the Company to issue any shares of capital stock, rights, options or warrants to purchase shares of capital stock of either the Company or Merger Sub except to Pride;

                (t) shall not permit either Merger Sub or the Company to engage in any business activities (other than as contemplated by this Agreement), or liquidate, merge or consolidate with any other corporation or permit any other corporation to merge into or consolidate with either Merger Sub or the Company; and

                (u) shall cause Merger Sub and the Company to take any actions required to be taken by them under this Agreement and to refrain from taking any actions that they are prohibited from taking under this Agreement.

                Section 7.3 No Solicitation by Marine. (a) Marine agrees that
(i) neither it nor any of its Subsidiaries shall, and it shall not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, and on becoming aware of it will stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a tender or exchange offer, merger, consolidation, business combination, purchase or similar transaction or series of transactions (other than the transactions contemplated by this Agreement) involving, individually or in the aggregate, 15% or more of the assets, net revenues, EBITDA, or net income of Marine and its Subsidiaries on a consolidated basis or 15% or more of any class of capital stock of Marine (any such proposal, offer or transaction being hereinafter referred to as a "Marine Acquisition Proposal") or cooperate with or assist, participate or engage in any discussions or negotiations concerning a Marine Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any of the foregoing; provided that nothing contained in this Agreement shall prevent Marine or its board of directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Marine Acquisition Proposal or (B) prior to the Cutoff Date, providing information (pursuant to a confidentiality and standstill agreement in reasonably customary form with terms at least as favorable to Marine with respect to confidentiality as the Agreement dated

April 2, 2001, between Marine and Pride (the "Confidentiality Agreement") and which does not contain terms that prevent Marine from complying with its obligations under this Section 7.3) to or engaging in any negotiations or discussions with any person or entity who has made an unsolicited bona fide written Marine Acquisition Proposal with respect to all the outstanding capital stock of Marine or all or substantially all the assets of Marine and its Subsidiaries on a consolidated basis that, in the good faith judgment of the board of directors of Marine, taking into account the likelihood of financing and consummation, and based on the advice of a financial advisor of recognized national reputation, is superior to the Mergers (a "Marine Superior Proposal"), to the extent the board of directors of Marine, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations.

                (b) Prior to taking any action referred to in Section 7.3(a), if Marine intends to participate in any such discussions or negotiations or provide any such information to any such third party, Marine shall give prompt prior oral and written notice to Pride of each such action. Marine will immediately notify Pride orally and in writing of any such requests for such information or the receipt of any Marine Acquisition Proposal or any inquiry with respect to or that could lead to a Marine Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Marine Acquisition Proposal, and the material terms and conditions of any Marine Acquisition Proposal. Marine will (i) keep Pride fully informed of the status and details (including any changes or proposed changes to such status or details) on a timely basis of any such requests, Marine Acquisition Proposals or inquiries and (ii) provide to Pride as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Marine from any third party in connection with any Marine Acquisition Proposal or sent or provided by Marine to any third party in connection with any Marine Acquisition Proposal. Any written notice under this Section 7.3 shall be given by facsimile with receipt confirmed or personal delivery, and any oral notice under this Section 7.3 shall be given to Paul A. Bragg, or such other person identified by Marine to Pride in writing.

                (c) Nothing in this Section 7.3 shall permit Marine to enter into any agreement with respect to a Marine Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement (except pursuant to Section 9.3(c)), Marine shall not enter into any agreement with any person that provides for, or in any way facilitates, a Marine Acquisition Proposal, other than a confidentiality and standstill agreement in reasonably customary form with confidentiality terms at least as favorable to Marine as the Confidentiality Agreement and which does not contain terms that prevent Marine from complying with its obligations under this Section.

                (d) For purposes hereof, the "Cutoff Date," when used with respect to Marine, means the date the condition set forth in Section 8.1(a) is satisfied.

                Section 7.4 No Solicitation by Pride. (a) Pride agrees that (i) neither it nor any of its Subsidiaries shall, and it shall not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, and on becoming aware of it will stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a tender or exchange offer, merger, consolidation, business combination, purchase or similar transaction or series of transactions (other than the transactions contemplated by this Agreement) involving, individually or in the aggregate, 15% or more of the assets, net revenues, EBITDA or net income of Pride and its Subsidiaries on a consolidated basis or 15% or more of any class of capital stock of Pride (any such proposal, offer or transaction being hereinafter referred to as a "Pride Acquisition Proposal") or cooperate with or assist, participate or engage in any discussions or negotiations concerning a Pride Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any of the foregoing; provided that nothing contained in this Agreement shall prevent Pride or its board of directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Pride Acquisition Proposal or (B) prior to the Cutoff Date, providing information (pursuant to a confidentiality and standstill agreement in reasonably customary form with terms at least as favorable to Pride with respect to confidentiality as the Confidentiality Agreement and which does not contain terms that prevent Pride from complying with its obligations under this Section 7.4) to or engaging in any negotiations or discussions with any person or entity who has made an unsolicited bona fide written Pride Acquisition Proposal with respect to all the outstanding capital stock of Pride or all or substantially all the assets of Pride and its Subsidiaries on a consolidated basis that, in the good faith judgment of the board of directors of Pride, taking into account the likelihood of financing and consummation and based on the advice of a financial advisor of recognized national reputation, is superior to the Mergers (a "Pride Superior Proposal"), to the extent the board of directors of Pride, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations.

                (b) Prior to taking any action referred to in Section 7.4(a), if Pride intends to participate in any such discussions or negotiations or provide any such information to any such third party, Pride shall give prompt prior oral and written notice to Marine of each such action. Pride will immediately notify Marine orally and in writing of any such requests for such information or the receipt of any Pride Acquisition Proposal or any inquiry with respect to or that could lead to a Pride Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Pride Acquisition Proposal, and the material terms and conditions of any Pride Acquisition Proposal. Pride will (i) keep Marine fully informed of the status and details (including any changes or proposed changes to such status or details) on a timely basis of any such requests, Marine Acquisition Proposals or inquiries and (ii) provide to Marine as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Pride from any third party in connection with any Pride Acquisition Proposal or sent or provided by Pride to any third party in connection with any Pride Acquisition Proposal. Any written notice under this Section 7.4 shall be given by facsimile with receipt confirmed or personal delivery, and any oral notice under this Section 7.4 shall be given to Jan Rask, or such other person identified by Pride to Marine in writing.

                (c) Nothing in this Section 7.4 shall permit Pride to enter into any agreement with respect to a Pride Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement (except pursuant to Section 9.4(c)), Pride shall not enter into any agreement with any person that provides for, or in any way facilitates, a Pride Acquisition Proposal, other than a confidentiality and standstill agreement in reasonably customary form with terms at least as favorable to Pride as the Confidentiality Agreement and which does not contain terms that prevent Pride from complying with its obligations under this Section 7.4.

                (d) For purposes hereof, the "Cutoff Date," when used with respect to Pride means the date the condition set forth in Section 8.1(b) is satisfied.

                Section 7.5 Rights Agreements. (a) Except for actions contemplated by this Agreement that are taken by Marine simultaneously with its entering into a binding definitive agreement pursuant to Section 9.3(c), the board of directors of Marine shall not take any other action to (i) terminate the Marine Rights Agreement, (ii) redeem the Marine Rights, (iii) amend the Marine Rights Agreement in a manner adverse to Pride or the Company, or (iv) cause any person not to be or become an "Acquiring Person."

                (b) Except for actions contemplated by this Agreement that are taken by Pride simultaneously with its entering into a binding definitive agreement pursuant to Section 9.4(c), the board of directors of Pride shall not take any other action to (i) terminate the Pride Rights Agreement, (ii) redeem the Pride Rights, (iii) amend the Pride Rights Agreement in a manner adverse to Marine or the Company or (iv) cause any person not to be or become an "Acquiring Person."

                Section 7.6 Meetings of Shareholders. (a) Each of Marine and Pride shall take all action necessary, in accordance with applicable law, its articles of incorporation and bylaws to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the adoption of this Agreement and approval of the Marine Merger in the case of Marine and the Pride Merger and the Pride Issuance in the case of Pride. The meeting of Marine's shareholder is herein referred to as the "Marine Meeting," the meeting of Pride's shareholders is referred to as the "Pride Meeting," and both such meetings are referred to as the "Meetings." Marine and Pride shall coordinate and cooperate with respect to the timing of the Meetings and shall use their respective reasonable best efforts to hold the Meetings on the same day. Notwithstanding any other provision of this Agreement, unless this Agreement is terminated in accordance with the terms hereof, Marine and Pride shall each (to the extent permitted or limited by the laws of its state of incorporation), submit this Agreement to its respective shareholders, whether or not the board of directors of Marine or Pride, as the case may be, withdraws, modifies or changes its recommendation and declaration regarding the foregoing matters.

                (b) Marine through its board of directors, has adopted resolutions declaring the Marine Merger to be advisable and in the best interest of Marine's shareholders and shall recommend that this Agreement and the Marine Merger be approved and adopted by Marine shareholders, and shall use its reasonable best efforts to solicit from Marine's shareholders proxies in favor thereof; provided, however, that the board of directors of Marine may at any time prior to the Marine Merger Effective Time upon five business days' prior written notice to Pride, withdraw, modify or change any recommendation and declaration regarding such matters or recommend and declare advisable any Marine Superior Proposal, if in the good faith opinion of Marine's board of directors after consultation with its outside legal counsel the failure to so withdraw, modify or change its recommendation and declaration or to so recommend and declare advisable any Marine Superior Proposal would be inconsistent with its fiduciary obligations.

                (c) Pride through its board of directors, has adopted resolutions declaring the Pride Issuance and the Pride Merger to be advisable and in the best interest of Pride's shareholders and shall recommend that the Pride Issuance, this Agreement and the Pride Merger be approved and adopted by Pride shareholders, and shall use its reasonable best efforts to solicit from Pride's shareholders proxies in favor thereof; provided, however, that the board of directors of Pride may at any time prior to the Marine Merger Effective Time upon five business days' prior written notice to Marine, withdraw, modify or change any recommendation and declaration regarding such matters or recommend and declare advisable any Pride Superior Proposal, if in the good faith opinion of Pride's board of directors after consultation with its outside legal counsel the failure to so withdraw, modify or change its recommendation and declaration or to so recommend and declare advisable any Pride Superior Proposal would be inconsistent with its fiduciary obligations.

                (d) The Company has caused this Agreement, the Mergers and the other transactions contemplated hereby to be approved and adopted by its board of directors and only stockholder at or prior to the execution and delivery of this Agreement by the Company. If so required by law or the Company's certificate of incorporation or bylaws, the Company shall cause any amendment to this Agreement executed by Marine and Pride to be likewise promptly approved and adopted by the Company's board of directors and stockholders and promptly executed and delivered by the Company.

                Section 7.7 Filings; Commercially Reasonable Best Efforts, Etc.
(a) Subject to the terms and conditions herein provided, each of Marine and Pride shall:

                        (1) make their respective required filings under the HSR Act to be made pursuant to this Section 7.7 (and shall share equally all filing fees incident thereto), which filings shall be made not more than 15 business days from the date hereof, and thereafter shall promptly make any other required submissions under the HSR Act;

                        (2) use their commercially reasonable best efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Marine Merger Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Marine Merger Effective Time from, governmental or regulatory authorities of the United States, the several states, and non-U.S. jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the Mergers and the transactions contemplated hereby; and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations without causing a Marine Material Adverse Effect or a Pride Material Adverse Effect;

                        (3) promptly notify each other of any communication concerning this Agreement or the transactions contemplated hereby to that party from any governmental authority and permit the other party to review in advance any proposed communication concerning this Agreement or the transactions contemplated hereby to any governmental entity;

                        (4) not agree to participate in any meeting or discussion with any governmental authority in respect of any filings, investigation or other inquiry concerning this Agreement or the transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate thereat;

                        (5) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any government or regulatory authority or members or their respective staffs on the other hand, with respect to this Agreement and the transactions contemplated hereby, except for copies of their respective filings under the HSR Act; and

                        (6) furnish the other party with such necessary information and reasonable assistance as such other party and its affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities, including, without limitation, any filings necessary or appropriate under the provisions of the HSR Act.

                (b) Without limiting Section 7.7(a), but subject to Section 7.7(c), Marine and Pride each shall:

                        (i) each use commercially reasonable best efforts to avoid the entry of, or to have vacated, terminated or modified, any decree, order or judgment that would restrain, prevent or delay the Closing; and

                        (ii) each use commercially reasonable best efforts to take any and all steps necessary to obtain any consents or eliminate any impediments to the Mergers.

                (c) Nothing in this Agreement shall require any of the Company, Marine or Pride to (i) dispose of any of its assets or to limit its freedom of action with respect to any of its businesses, (ii) consent to any disposition of its assets or limits on its freedom of action with respect to any of its businesses, whether prior to or after the Marine Merger Effective Time, (iii) commit or agree to any of the foregoing, (iv) obtain any consents, approvals, permits or authorizations or to remove any impediments to the Mergers relating to antitrust laws or (v) avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating to antitrust laws, other than matters described in the immediately preceding clauses (i) through and including (v) which in each such case may be conditioned upon the consummation of the Mergers and the transactions contemplated hereby and which, in the reasonable judgment of each of Marine and Pride, in each such case do not and are not reasonably likely to individually or in the aggregate either have a (i) Marine Material Adverse Effect; (ii) Pride Material Adverse Effect; or (iii) Company Material Adverse Effect (as defined in Section 10.9(c)) following the Mergers.

                (d) The Company, Marine and Pride intend that the Mergers will each qualify as a reorganization within the meaning of Section 368(a) of the Code. The Company, Marine and Pride shall each use their respective commercially reasonable best efforts to cause each of the Mergers to qualify as reorganizations within the meaning of Section 368(a) of the Code, and shall not take actions, cause actions to be taken, or fail to take actions that (i) could reasonably be expected to prevent either of the Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) could reasonably be expected to cause the Marine shareholders who exchange their Marine Common Stock for Pride Common Stock pursuant to the Marine Merger or Pride shareholders, including the former holders of Marine Common Stock, who exchange their Pride Common Stock for Company Common Stock pursuant to the Pride Merger to recognize taxable gain with respect to the Marine Merger or Pride Merger, as the case may be, pursuant to Section 368(a) of the Code.

                (e) The Company, Marine and Pride intend that the Mergers will each qualify as a pooling of interests transaction as described in Section 5.26 and Section 6.26. Each of Marine and Pride shall not take any action and shall not fail to take any action which action or failure to take action would prevent, or would be reasonably likely to prevent, the Mergers from qualifying for pooling of interest accounting treatment.

                (f) Prior to the Marine Merger Effective Time, Marine, Merger Sub and Pride shall file: (i) with the Secretary of State of Delaware the Marine Certificate of Merger and (ii) with the Secretary of State of Texas the Texas Articles of Merger.

                (g) Promptly after the Marine Merger Effective Time, the Company and Pride shall file: (i) with the Secretary of State of Delaware the Pride Certificate of Merger and (ii) with the Secretary of State of Louisiana the Louisiana Certificate of Merger.

                Section 7.8 Inspection. From the date hereof to the Marine Merger Effective Time, each of Marine and Pride shall allow all designated officers, attorneys, accountants and other representatives of Marine or Pride as the case may be, access, at all reasonable times, upon reasonable notice, to the records and files, correspondence, audits, audit work papers, tax returns (foreign and domestic) and related work papers, environmental compliance correspondence, permits and files, rigs, ships and other assets, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of Marine and Pride and their respective Subsidiaries, including inspection of such assets; provided, however, that no investigation pursuant to this Section 7.8 shall affect any representation or warranty given by any party hereunder, and provided, further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, no party shall be required to provide any information which it reasonably believes it may not provide to the other party by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto shall make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Each of Marine and Pride agrees that it shall not, and shall cause its respective representatives not to, use any information obtained pursuant to this Section
7.8 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All non-public information obtained pursuant to this Section 7.8 shall be governed by the Confidentiality Agreement.

                Section 7.9 Publicity. The parties will consult with each other and will mutually agree upon any press releases or public announcements pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

                Section 7.10 Registration Statement on Form S-4. (a) Each of Marine and Pride shall cooperate and promptly prepare and Pride and the Company shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Pride Common Stock and Company Common Stock issuable in the Mergers upon exercise or conversion of options, warrants or convertible securities which following the Mergers will be exercisable for, or convertible into, Company Common Stock. A portion of the Form S-4 shall also serve as the joint proxy statement with respect to the respective meetings of the shareholders of Marine and Pride in connection with the transactions contemplated by this Agreement (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Marine and Pride shall each use commercially reasonable best efforts, and shall cooperate with one another, so as to have the Form S-4 declared effective by the SEC as promptly as practicable. Pride shall use commercially reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and the parties shall share equally all expenses incident thereto (including all SEC and other filing fees and all printing and mailing expenses associated with the Form S-4 and the Proxy Statement/Prospectus). Pride will advise Marine, promptly after it receives notice thereof, of the time when the Form S-4 has been declared effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Pride Common Stock issuable in connection with the Marine Merger for offering or sale in any jurisdiction or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. Each of the parties shall also promptly provide each other party copies of all written correspondence received from the SEC and summaries of all oral comments received from the SEC in connection with the transactions contemplated by this Agreement. Each of the parties shall promptly provide each other party with drafts of all correspondence intended to be sent to the SEC in connection with the transactions contemplated by this Agreement and allow each such party the opportunity to comment thereon prior to delivery to the SEC.

                (b) Marine and Pride shall each use its best efforts to cause the Proxy Statement/Prospectus to be mailed to its shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act.

                (c) Each of Marine and Pride shall ensure that the information provided by it for inclusion or incorporation by reference in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders of Marine and Pride or, in the case of information provided by it for inclusion or incorporation by reference in the Form S-4 or any amendment or supplement thereto, at the time it becomes effective, (i) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

                (d) The filing fees payable to the SEC with respect to the Form S-4 or any amendment thereto shall be paid by Marine and Pride. Marine and Pride shall each contribute to such filing fee expense in proportion to the number of shares of Company Common Stock estimated to be issuable as of the date of such filing, on a fully diluted basis, to their respective security holders.

                Section 7.11 Listing Applications. (a) Pride shall promptly prepare and submit to the New York Stock Exchange (the "NYSE") a listing application covering the Pride Common Stock covered by the Form S-4 and shall use its commercially reasonable best efforts to obtain, prior to the Marine Merger Effective Time, approval for the listing on the NYSE of such Pride Common Stock, subject to official notice of issuance.

                (b) Pride shall cause the Company to promptly prepare and submit to the NYSE a listing application covering the Company Common Stock and shall use (and cause the Company to use) its commercially reasonable best efforts to obtain, prior to the Marine Merger Effective Time, approval for the listing on the NYSE of such Company Common Stock, subject to official notice of issuance.

                (c) The listing fees payable to the NYSE with respect to the listing applications or any amendments thereto shall be paid on behalf of the Pride and/or Company by Marine and Pride. Marine and Pride shall each contribute to such listing fee expense in proportion to the number of shares of Company Common Stock estimated to be issuable as of the date of such filings, on a fully diluted basis, to their respective security holders at the Pride Merger Effective Time.

                Section 7.12 "Comfort" Letters of Accountants. (a) Marine shall use commercially reasonable best efforts to cause to be delivered to Pride "comfort" letters of KPMG LLP, Marine's independent public accountants, dated the effective date of the Form S-4 and the Closing Date, respectively, and addressed to Pride with regard to certain financial information regarding Marine included in the Form S-4, in form reasonably satisfactory to Pride and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                (b) Pride shall use commercially reasonable best efforts to cause to be delivered to Marine "comfort" letters of PricewaterhouseCoopers LLP, Pride's independent public accountants, dated the effective date of the Form S-4 and the Closing Date, respectively, and addressed to Marine with regard to certain financial information regarding Pride included in the Form S-4, in form reasonably satisfactory to Marine and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                Section 7.13 Agreements of Affiliates. (a) At least five business days prior to the Marine Merger Effective Time, each of Marine and Pride shall cause to be prepared and delivered to each other a list identifying all persons who each believes, at the date of the meeting of the of their respective shareholders to consider and vote upon the adoption of this Agreement, may be deemed to be "affiliates" of Marine or Pride, as the case may be, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). Each of Marine and Pride shall use their respective commercially reasonable best efforts to cause each person who is identified as its Rule 145 Affiliate in such list to deliver to the Company, at or prior to the Marine Merger Effective Time, a written agreement, in the form of Exhibit 7.13(a)(1) in the case of Marine affiliates and in the form of
Exhibit 7.13(a)(2) in the case of Pride affiliates. The Company shall be entitled to place restrictive legends on any Company Common Stock issued to such Rule 145 Affiliates pursuant to the Mergers.

                (b) Marine shall use its commercially reasonable best efforts to obtain, within 15 days after the date of this Agreement, a letter agreement in substantially the form of Exhibit 7.13(b)(1) from each person listed in Section 7.13(b)(1) of the Marine Disclosure Letter. Pride shall use its commercially reasonable best efforts to obtain, within 15 days after the date of this Agreement, a letter agreement in substantially the form of Exhibit 7.13(b)(2) from each person listed in Section 7.13(b)(2) of the Pride Disclosure Letter.

                Section 7.14 Expenses. Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as expressly provided herein or as otherwise agreed in writing by the parties.

                Section 7.15 Indemnification and Insurance. (a) (i) From and after the Marine Merger Effective Time, Pride and (ii) from and after the Pride Merger Effective Time, the Company and Pride shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is, or has been at any time prior to the Effective Time, an officer or director of the Company, Marine or Pride (or any Subsidiary or division thereof) and each person who served at the request of the Company, Marine or Pride as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise

(individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) the Company and Pride shall pay, as incurred, the fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Company, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law and, if required, upon receipt of any undertaking required by applicable law, and (ii) the Company will cooperate in the defense of any such matter; provided, however, the Pride Merger Surviving Entity shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided further, that the Company and Pride shall not be obligated pursuant to this Section 7.15 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group.

                (b) The parties agree that all rights to indemnification and any provisions relating to advances of expenses incurred in defense of any action or suit, whether contained in this Agreement or in the charter, bylaws or other organizational documents of Marine, Pride or any of their respective Subsidiaries shall survive the Mergers with respect to matters occurring through and including the Effective Time.

                (c) For a period of six years after the Effective Time, the Company shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who are, or at any time prior to the Effective Time, covered by either Marine's or Pride's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance, provided, however, that the Company shall not be required to pay annual premiums in excess of 150% of the sum of the last annual premium paid by each of Marine and Pride prior to the date hereof (the amount of each such premium being set forth in Section 7.15(c) of the Marine Disclosure Letter and Pride Disclosure Letter), but in such case shall purchase as much coverage as reasonably practicable for such amount.

                (d) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, under applicable law or otherwise. The provisions of this Section
7.15 shall survive the consummation of the Mergers and expressly are intended to benefit each of the Indemnified Parties.

                (e) In the event the Company or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of the Company as the case may be, shall assume the obligations set forth in this Section 7.15.

                Section 7.16 Marine Employee Stock Options, Incentives and Benefit Plans. (a) At the Marine Merger Effective Time, each outstanding option to purchase Marine Common Stock (a "Marine Stock Option") granted under Marine's plans identified in Section 5.11 of the Marine Disclosure Letter as being the only compensation or benefit plans or agreements pursuant to which Marine Common Stock may be issued (collectively, the "Marine Stock Option Plans"), whether vested or unvested, shall be deemed assumed by Pride and shall thereafter be deemed to constitute an option to acquire the same number of shares of Pride Common Stock, on the same terms and conditions as were applicable under such Marine Stock Option immediately prior to the Marine Merger Effective Time (in accordance with the past practice of Marine with respect to interpretation and application of such terms and conditions). In addition, Marine shall prior to the Marine Merger Effective Time make any amendments to the terms of its stock option or compensation plans or arrangements that are necessary to give effect to the transactions contemplated by this Section.

                (b) Pride shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Pride Common Stock for delivery pursuant to this Section.

                (c) At the Marine Merger Effective Time, each award or account (excluding restricted stock, awards and Marine Stock Options) then outstanding and not issued in violation of this Agreement (a "Marine Award") that has been established, made or granted under any employee incentive or benefit plans, programs or arrangements and non-employee director plans maintained by Marine on or prior the date hereof which provide for grants of equity-based awards or equity- based accounts shall be amended or converted into a similar instrument of Pride, in each case with such adjustments to the terms and conditions of such Marine Awards as are appropriate to preserve the value inherent in such Marine Awards with no detrimental effects on the holders thereof. The other terms and conditions of each Marine Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms and conditions, including any provisions for acceleration. Marine represents that
(i) there are no Marine Awards or Marine Stock Options other than those reflected in Section 5.11 of the Marine Disclosure Letter and (ii) all employee incentive or benefit plans, programs or arrangements and non-employee director plans under which any Marine Award has been established, made or granted and all Marine Stock Option Plans are disclosed in Section 5.11 of the Marine Disclosure Letter.

                Section 7.17 Pride Employee Stock Options, Incentives and Benefit Plans. (a) At the Pride Merger Effective Time, each outstanding option to purchase Pride Common Stock (a "Pride Stock Option") granted under Pride's plans identified in Section 6.11 of the Pride Disclosure Letter as being the only compensation or benefit plans or agreements pursuant to which Pride Common Stock may be issued, whether vested or unvested, and all Marine Stock Options assumed by Pride pursuant to Section 7.16, shall be deemed assumed by the Company and shall thereafter be deemed to constitute an option to acquire the same number of shares of Company Common Stock, on the same terms and conditions as were applicable under such Pride Stock Option or assumed Marine Stock Options immediately prior to the Pride Merger Effective Time (in accordance with the past practice of Pride with respect to interpretation and application of such terms and conditions of Pride Stock Options). In addition, Pride shall prior to the Marine Merger Effective Time make any amendments to the terms of its stock option or compensation plans or arrangements that are necessary to give effect to the transactions contemplated by this Section.

                (b) Pride shall take and cause the Company to take all corporate action necessary to reserve for issuance a sufficient number of shares of Company Common Stock for delivery pursuant to this Section.

                (c) At the Pride Merger Effective Time, each award or account (excluding restricted stock, awards and Pride Stock Options) then outstanding and not issued in violation of this Agreement (a "Pride Award") that has been established, made or granted under any employee incentive or benefit plans, programs or arrangements and non-employee director plans maintained by Pride on or prior the date hereof which provide for grants of equity-based awards or equity-based accounts, and all Marine Awards converted into awards with respect to Pride Common Stock, shall be amended or converted into a similar instrument of the Company, in each case with such adjustments to the terms and conditions of such Pride Awards or converted into Marine Awards as are appropriate to preserve the value inherent in such awards with no detrimental effects on the holders thereof. The other terms and conditions of each Pride Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms and conditions, including any provisions for acceleration. Pride represents that (i) there are no Pride Awards or Pride Stock Options other than those reflected in Section 6.11 of the Pride Disclosure Letter and (ii) all employee incentive or benefit plans, programs or arrangements and non-employee director plans under which any Pride Award has been established, made or granted and all Pride Stock Option Plans are disclosed in Section 6.11 of the Pride Disclosure Letter.

                Section 7.18 Company Covenants Concerning Incentive Compensation and Benefits. (a) At the Marine Merger Effective Time, or promptly thereafter, the Company shall file with the SEC a registration statement on an appropriate form or a post-effective amendment to the Form S-4 with respect to the Company Common Stock subject to options and other equity-based awards issued pursuant to this Agreement, as well as comply with applicable state securities registration laws, for so long as such options or other equity-based awards remain outstanding.

                (b) The Company, Marine and Pride each agree that all employees of Marine and its Subsidiaries immediately prior to the Marine Merger Effective Time and all employees of Pride and its Subsidiaries immediately prior to the Pride Merger Effective Time shall be employed by the Company or its Subsidiaries immediately after the Pride Merger Effective Time, it being understood that neither the Company nor Merger Sub shall not have any obligations to continue employing such employees for any length of time thereafter. The Company, Marine and Pride further agree that the Marine Benefit Plans and the Pride Benefit Plans in effect at the date of this Agreement shall, to the extent practicable, remain in effect until otherwise determined after the Pride Merger Effective Time. To the extent any such Marine Benefit Plan or Pride Benefit Plan is not continued, the Company will maintain for a period of one year after the Pride Merger Effective Time benefit plans that are not less favorable, in the aggregate, to the employees covered, respectively, by the Marine Benefit Plans and the Pride Benefit Plans, except to the extent compliance with this sentence would be unduly burdensome, or would materially increase the cost thereof in the aggregate.

                Section 7.19 Company Assumption of Indenture Indebtedness. Prior to or at the Pride Merger Effective Time, Pride and each of its Subsidiaries shall use all commercially reasonable efforts to prevent the occurrence, as a result of the Mergers and the other transactions contemplated by this Agreement, of a change in control or any other event that constitutes a default (or an event that, with notice or lapse of time or both, would become a default) under any indebtedness of Pride. At the Pride Merger Effective Time, the Company shall, with respect to indebtedness of Pride the terms of which require the Company to assume such indebtedness in order to avoid default thereunder (collectively, the "Assumed Indebtedness"), execute and deliver such supplemental indentures or other instruments as shall be required under the indentures and other agreements governing such Assumed Indebtedness, expressly assuming the obligations of Pride with respect to the due and punctual payment of the principal of (and premium, if any) and interest if any, on, and conversion obligations under all Assumed Indebtedness.

                Section 7.20 Pooling Letters. (a) Marine shall use its commercially reasonable best efforts to obtain a letter from KPMG LLP and addressed to Marine, a complete copy of which shall be delivered to Pride, in which KPMG LLP concurs with the conclusion of the management of Marine that, as of the date of such letter, no conditions exist related to Marine and its Subsidiaries that would preclude the Company from accounting for the Marine Merger as a pooling of interests as described in Section 5.26. Such letter shall be dated as of the effective date of the Form S-4. Marine shall also use its commercially reasonable best efforts to obtain a letter from KPMG LLP and addressed to Marine, a complete copy of which shall be delivered to Pride at or before the Marine Merger Effective Time, in which KPMG LLP reconfirms the matters set forth in its earlier letter as of the Marine Merger Effective Time.

                (b) Pride shall use its commercially reasonable best efforts to obtain a letter from PricewaterhouseCoopers LLP and addressed to Pride, a complete copy of which shall have been delivered to Marine, in which PricewaterhouseCoopers LLP concurs with the conclusion of the management of Pride that, as of the date of such letter, no conditions exist related to Pride and its Subsidiaries that would preclude the Company from accounting for the Marine Merger and Pride Merger as a pooling of interests as described in Section
6.26. Such letter shall be dated as of the effective date of the Form S-4. Pride shall also use its commercially reasonable best efforts to obtain a letter from PricewaterhouseCoopers LLP and addressed to Pride, a complete copy of which shall be delivered to Marine at or before the Marine Merger Effective Time, in which PricewaterhouseCoopers LLP reconfirms the matters set forth in its earlier letter as of the Marine Merger Effective Time.

                                    ARTICLE 8

                                   CONDITIONS

                Section 8.1 Conditions to Each Party's Obligation to Effect the Mergers. The respective obligation of each party to effect the Mergers shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                (a) This Agreement shall have been adopted and approved by the requisite vote of the shareholders of Marine in accordance with applicable law;

                (b) This Agreement and the Pride Issuance shall have been adopted and approved by the requisite vote of the shareholders of Pride in accordance with applicable law;

                (c) Any waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated;

                (d) No statute, rule, regulation executive order, decree, ruling or cease and desist order shall have enacted, entered promulgated or enforced by any U.S. federal or state or foreign governmental authority which prohibits the consummation of the Mergers substantially on the terms contemplated hereby; provided, however, that, prior to invoking this condition, each party agrees to comply with Section 7.7, and with respect to other matters not covered by
Section 7.7, to use its commercially reasonable best efforts to have any such decree, order or injunction lifted or vacated;

                (e) None of the parties hereto shall be subject to any decree, order or injunction of a United States federal or state or foreign court of competent jurisdiction which prohibits the consummation of the Mergers; provided, however, that, prior to invoking this condition, each party agrees to comply with Section 7.7, and with respect to other matters not covered by
Section 7.7, to
use its commercially reasonable best efforts to have any such decree, order or injunction lifted or vacated;

                (f) The Form S-4 shall have become effective and no stop order with respect thereto shall be in effect; and

                (g) The Company Common Stock registered under the Form S-4 to be issued in connection with the Mergers shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                Section 8.2 Conditions to Obligation of Marine to Effect the Marine Merger. The obligation of Marine to effect the Marine Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                (a) Pride shall have performed, in all material respects, its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Pride contained in this Agreement (i) that are qualified as to materiality or Pride Material Adverse Effect shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (ii) those not so qualified shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and inaccuracies in warranties in this clause
(ii) that do not and are not reasonably likely to have, individually or in the aggregate, a Pride Material Adverse Effect, and Marine shall have received a certificate of Pride executed on its behalf by its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect.

                (b) Marine shall have received the opinion of Porter & Hedges, L.L.P. in form and substance reasonably satisfactory to Marine and dated the Closing Date to the effect that, for United States federal income tax purposes
(i) the Marine Merger and the Pride Merger will each qualify as a reorganization under Section 368(a) of the Code, (ii) no gain or loss will be recognized by the shareholders of Marine who exchange Marine Common Stock solely for Pride Common Stock pursuant to the Marine Merger, and who then exchange such Pride Common Stock solely for Company Common Stock pursuant to the Pride Merger, and (iii) no gain or loss will be recognized by Marine or Pride on the transfer of its respective assets in the Mergers. In rendering such opinion, Porter & Hedges, L.L.P. shall be entitled to receive and rely upon representations of officers of Marine, the Company, and Pride substantially in the form of Exhibits 8.2 and 8.3, dated as of the Closing Date.

                (c) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or is reasonably likely to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Pride Material Adverse Effect.

                Section 8.3 Conditions to Obligation of Pride to Effect the Pride Merger. The obligations of Pride to effect the Pride Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                (a) Marine shall have performed, in all material respects, its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Marine contained in this Agreement (i) that are qualified as to materiality or Marine Material Adverse Effect shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (ii) those not so qualified shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and inaccuracies in warranties in this clause
(ii) that do not and are not reasonably likely to have, individually or in the aggregate, Pride Material Adverse Effect, and Pride shall have received a certificate of Marine executed on its behalf by its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect.

                (b) Pride shall have received the opinion of Baker Botts L.L.P. in form and substance reasonably satisfactory to Pride and dated the Closing Date to the effect that, for United States federal income tax purposes, (i) the Marine Merger and the Pride Merger will each qualify as a reorganization under
Section 368(a) of the Code, (ii) no gain or loss will be recognized by the shareholders of Pride, including the shareholders of Marine who received Pride Common Stock in the Marine Merger, and who then exchange such Pride Common Stock solely for Company Common Stock pursuant to the Pride Merger, and (iii) no gain or loss will be recognized by Marine or Pride on the transfer of its respective assets in the Mergers. In rendering such opinion, Baker Botts L.L.P. shall be entitled to receive and rely upon representations of officers of Pride, the Company, and Marine substantially in the form of Exhibits 8.2 and 8.3, dated as of the Closing Date.

                (c) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or is reasonably likely to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Marine Material Adverse Effect.

                                    ARTICLE 9

                                   TERMINATION

                Section 9.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Marine Merger Effective Time by the mutual written consent of Marine and Pride.

                Section 9.2 Termination by Marine or Pride. This Agreement may be terminated at any time prior to the Marine Merger Effective Time by action of the board of directors of Marine or of Pride if:

                (a) the Mergers shall not have been consummated by December 31, 2001; provided, however, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party whose failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the cause of, or resulted in, the failure of the Mergers to occur on or before such date;

                (b) a meeting (including adjournments and postponements) of the shareholders of Marine for the purpose of obtaining the approval required by
Section 8.1(a) shall have been held and such shareholder approval shall not have been obtained;

                (c) a meeting (including adjournments and postponements) of the shareholders of Pride for the purpose of obtaining the approval required by
Section 8.1(b) shall have been held and such shareholder approval shall not have been obtained; or

                (d) a U.S. federal, state or non-U.S. court of competent jurisdiction or U.S. federal, state or non-U.S. governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have complied with Section 7.7 and, with respect to other matters not covered by Section 7.7, shall have used its commercially reasonable best efforts to remove such injunction, order or decree.

                Section 9.3 Termination by Marine. This Agreement may be terminated at any time prior to the Marine Merger Effective Time by action of the board of directors of Marine, after consultation with its outside legal advisors, if:

                (a) there has been a breach by Pride of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Pride shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) would not be satisfied, and any such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Pride by Marine; provided, however, that the right to terminate this Agreement pursuant to Section 9.3(a) shall not be available to Marine if it, at such time, is in breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in Section 8.3(a) shall not be satisfied;

                (b) the board of directors of Pride shall have withdrawn or materially modified, in a manner adverse to Marine, its approval or recommendation of this Agreement or the Pride Merger or recommended a Pride Acquisition Proposal, or resolved to do so; or

                (c) prior to the Cutoff Date, (i) the board of directors of Marine has received a Marine Superior Proposal, (ii) in light of such Marine Superior Proposal the board of directors of Marine shall have determined in good faith, (A) after consultation with its outside legal advisors, that proceeding with the Marine Merger would be inconsistent with its fiduciary obligations and
(B) that there is a substantial likelihood that the adoption by Marine's shareholders of this Agreement will not be obtained by reason of the existence of such Marine Superior Proposal, (iii) Marine has complied in all material respects with Section 7.3, (iv) Marine has previously paid the fee due under
Section 9.5(a)(i), (v) the board of directors of Marine concurrently approves, and Marine concurrently enters into, a binding definitive written agreement providing for the implementation of such Marine Superior Proposal and (vi) Pride is not at such time entitled to terminate this Agreement pursuant to Section 9.4(a); provided, however, that the Company may not effect such termination pursuant to this Section 9.3(c) unless and until (x) Pride receives at least ten business days' prior written notice from Marine of its intention to effect such termination pursuant to this Section 9.3(c); and (y) during such ten business day period, Marine shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Pride may propose.

                Section 9.4 Termination by Pride. This Agreement may be terminated at any time prior to the Marine Merger Effective Time by action of the board of directors of Pride after consultation with its outside legal advisors, if:

                (a) there has been a breach by Marine of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Marine shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) would not be satisfied, and such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by Pride to Marine; provided, however, that the right to terminate this Agreement pursuant to Section 9.4(a) shall not be available to Pride if it, at such time, is in breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 8.2(a) shall not be satisfied; or

                (b) the board of directors of Marine shall have withdrawn or materially modified, in a manner adverse to Pride, its approval or recommendation of this Agreement or the Marine Merger or recommended a Marine Acquisition Proposal, or resolved to do so; or

                (c) prior to the Cutoff Date, (i) the board of directors of Pride has received a Pride Superior Proposal, (ii) in light of such Pride Superior Proposal the board of directors of Pride shall have determined in good faith, (A) after consultation with its outside legal advisors, that proceeding with the Pride Merger would be inconsistent with its fiduciary obligations and
(B) that there is a substantial likelihood that the adoption by Pride's shareholders of this Agreement will not be obtained by reason of the existence of such Pride Superior Proposal, (iii) Pride has complied in all material respects with Section 7.4, (iv) Pride has previously paid the fee due under
Section 9.5(b)(i), (v) the board of directors of Pride concurrently approves, and Pride concurrently enters into, a binding definitive written agreement providing for the implementation of such Pride Superior Proposal and (vi) Marine is not at such time entitled to terminate this Agreement pursuant to Section 9.3(a); provided, however, that Pride may not effect such termination pursuant to this Section 9.4(c) unless and until (x) Marine receives at least ten business days' prior written notice from Pride of its intention to effect such termination pursuant to this Section 9.4(c); and (y) during such ten business day period, Pride shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Marine may propose.

                Section 9.5 Effect of Termination.

                (a) (i) If this Agreement is terminated:

                                (A) by Marine or Pride pursuant to Section
                9.2(b) [failure to obtain Marine shareholder approval] after the public announcement of a Marine Acquisition Proposal, whether or not the Marine Acquisition Proposal is still pending or has been consummated; or

                                (B) by Pride pursuant to Section 9.4(b)
                [withdrawal of Marine board recommendation to shareholders]; or

                                (C) by Marine pursuant to Section 9.3(c)
                [fiduciary out];

                then Marine shall pay Pride a fee of $50.0 million at the time of such termination in cash by wire transfer to an account designated by Pride.

                        (ii) If this Agreement is terminated by Marine pursuant to Section 9.3(c) and in accordance with the terms thereof, no fee additional to the fee specified in Section 9.3(c) shall be payable by Marine to Pride.

                (b) (i) If this Agreement is terminated:

                                (A) by Pride or Marine pursuant to Section
                9.2(c) [failure to obtain Pride shareholder approval] after the public announcement of a Pride Acquisition Proposal, whether or not the Pride Acquisition Proposal is still pending or has been consummated; or

                                (B) by Marine pursuant to Section 9.3(b)
                [withdrawal of Pride board recommendation to shareholders]; or

                                (C) by Pride pursuant to Section 9.4(c)
                [fiduciary out];

                then Pride shall pay Marine a fee of $50.0 million at the time of such termination in cash by wire transfer to an account designated by Marine.

                        (ii) If this Agreement is terminated by Pride pursuant to Section 9.4(c) and in accordance with the terms thereof, no fee additional to the fee specified in Section 9.4(c) shall be payable by Pride to Marine.

                (c) If this Agreement is terminated by Marine or Pride pursuant to Section 9.2(b) other than in circumstances covered by Section 9.5(a), then Marine shall pay to Pride a fee of $5.0 million to reimburse Pride for its costs and expenses incurred in connection with this transaction. If this Agreement is terminated by Pride or Marine pursuant to Section 9.2(c), other than in circumstances covered by Section 9.5(b), then Pride shall pay to Marine a fee of $5.0 million to reimburse Marine for its costs and expenses incurred in connection with this transaction.

                (d) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 9.5, and Section 7.14 and except for the provisions of Sections 10.3, 10.4, 10.6, 10.8, 10.9, 10.11, 10.12 and 10.13, provided that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement and all rights and remedies of such nonbreaching party under this Agreement in the case of such a willful and material breach, at law or in equity, shall be preserved.

                Section 9.6 Extension; Waiver. At any time prior to the Marine Merger Effective Time, each party may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 10

                               GENERAL PROVISIONS

                Section 10.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Pride Merger; provided, however, that the agreements contained in
Article 4 and in Sections 3.3, 3.4, 7.13, 7.14, 7.15, 7.16, 7.17, 7.18 and this
Article 10 and the agreements delivered pursuant to this Agreement shall survive the Pride Merger. The Confidentiality Agreement shall survive any termination of this Agreement, and the provisions of such Confidentiality Agreement shall apply to all information and material delivered by any party hereunder.

                Section 10.2 Notices. Except as otherwise provided herein, any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

                  (a)      if to Marine or the Company:

                                    Marine Drilling Companies, Inc.
                                    One Sugar Creek Center Boulevard,
                                    Suite 600
                                    Sugar Land, Texas  77489
                                    Attention:  Jan Rask
                                    Facsimile:  (281) 243-3070
                                    with a copy to:

                                    Porter & Hedges, L.L.P.
                                    700 Louisiana, Suite 3500
                                    Houston, Texas 77002
                                    Attention:  Nick D. Nicholas
                                    Facsimile:  (713) 226-0237

                  (b)      if to Pride or the Company:

                                    Pride International, Inc.
                                    5845 San Felipe, Suite 3300
                                    Houston, Texas  77057
                                    Attention:  Robert Randall
                                    Facsimile:  (713) 952-6916

                                    with a copy to:

                                    Baker Botts L.L.P.
                                    One Shell Plaza
                                    910 Louisiana
                                    Houston, Texas  77002-4995
                                    Attention:  L. Proctor Thomas
                                    Facsimile:  (713) 229-7785

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

                Section 10.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 4 and Section 7.15 and except as provided in any agreements delivered pursuant hereto (collectively, the "Third-Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third-Party Provisions may be enforced by the beneficiaries thereof.

                Section 10.4 Entire Agreement. This Agreement, the exhibits to this Agreement, the Marine Disclosure Letter, the Pride Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto, except that the Confidentiality Agreement shall continue in effect. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                Section 10.5 Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by their boards of directors, at any time before or after approval of matters presented in connection with the Mergers by the shareholders of Marine or Pride but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                Section 10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its rules of conflict of laws.

                Section 10.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                Section 10.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

                Section 10.9 Interpretation. In this Agreement:

                (a) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders, and words denoting natural persons shall include corporations and partnerships and vice versa.

                (b) The phrase "to the knowledge of" and similar phrases relating to knowledge of Marine or Pride, as the case may be, shall mean the actual knowledge of its executive officers and directors.

                (c) "Material Adverse Effect" with respect to Marine or Pride shall mean a material adverse effect on or change in (a) the business, assets, condition (financial or otherwise) or operations of a party (including the Pride Merger Surviving Entity when used with respect to Pride) and its Subsidiaries on a consolidated basis, except for such changes or effects in general economic, capital market, regulatory or political conditions or changes that affect generally the marine drilling services industry or changes arising out of the announcement of this Agreement, or (b) the ability of the party to consummate the transactions contemplated by this Agreement or fulfill the conditions to closing. "Company Material Adverse Effect," "Marine Material Adverse Effect" and "Pride Material Adverse Effect" mean a Material Adverse Effect with respect to the Company, Marine and Pride, respectively.

                (d) The term "Subsidiary," when used with respect to any party, means any corporation or other organization (including a limited liability company), whether incorporated or unincorporated, domestic or foreign, of which such party directly or indirectly owns or controls (i) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such party is a general partner or (ii) any form of equity interest or an interest of any other character that is convertible into an equity interest in such corporation or organization and such party has working control over the management of such corporation or organization.

                Section 10.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

                Section 10.11 Incorporation of Exhibits. The Marine Disclosure Letter, the Pride Disclosure Letter and all exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                Section 10.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                Section 10.13 Enforcement of Agreement. (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                (b) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Texas state court sitting in Harris County, Texas or any Federal court located in the Southern District of Texas, Houston, Division in the event any dispute arises out of this Agreement or any of the transactions contemplated herein, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated herein in any court other than any Texas state court or any Federal court sitting in the Southern District of Texas, Houston Division, and (iv) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any of the transactions contemplated herein.



                            [Signature page follows]

MARINE DRILLING COMPANIES, INC.             PRIDE INTERNATIONAL, INC.
By: /s/ JAN RASK                            By:  /s/ PAUL A. BRAGG
-------------------------------------          -------------------------------------
Jan Rask                                       Paul A. Bragg
President and Chief Executive Officer          President and Chief Executive Officer


                                 PM MERGER, INC.


                    By: /s/ PAUL A. BRAGG
                       -------------------------------------
                            PAUL A. BRAGG
                       -------------------------------------
                       President and Chief Executive Officer


                                 AM MERGER, INC.


                    By: /s/ PAUL A. BRAGG
                       -------------------------------------
                            PAUL A. BRAGG
                       -------------------------------------
                       President and Chief Executive Officer

                          CERTIFICATE OF INCORPORATION
                                       OF
                            PRIDE INTERNATIONAL, INC.

                  FIRST: The name of the corporation is Pride International, Inc. (the "Corporation").

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware or any successor statute (the "DGCL").

                  FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 450,000,000 shares, which shall be divided into (a) 400,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and (b) 50,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine. Each share of Common Stock shall be entitled to one vote.

                  The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof, any such resolution or resolutions being herein called a "Directors' Resolution." The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following: (i) the number of shares constituting that series and the distinctive designation of that series; (ii) the dividend rate, if any, or any method of computing the dividend on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine; (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and (viii) any other relative rights, preferences and limitations of that series.

                  No stockholder shall, by reason of the holding of shares of any class or series of capital stock of the Corporation, have a preemptive or preferential right to acquire or subscribe for any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation, unless specifically provided for in a Directors' Resolution with respect to a series of Preferred Stock. Furthermore, Common Stock is not convertible, redeemable or assessable, or entitled to the benefits of any sinking fund.

                  Cumulative voting of shares of any class or series of capital stock having voting rights is prohibited unless specifically provided for in a Directors' Resolution with respect to a series of Preferred Stock.

                  FIFTH: (a) Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the DGCL or by the other provisions of this Certificate of Incorporation, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

                         (b) Number, Election and Terms of Directors. The number
of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office, except in the case of an increase in the number of directors by reason of any provisions contained in a Directors' Resolution with respect to a series of Preferred Stock. Each director shall serve for a term ending on the next annual meeting of stockholders following his or her election to the Board of Directors and until such director's successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

                  Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                         (c) Removal of Directors. No director of the
Corporation shall be removed from office as a director by vote or other action of the stockholders or otherwise except (a) for cause and (b) by the affirmative vote of the holders of at least 80% of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class. Except as may otherwise be provided by law, cause for removal of a director shall be deemed to exist only if: (i) the director whose removal is proposed has been convicted, or where a director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been found by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of

Directors called for that purpose or by a court of competent jurisdiction to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation.

                         (d) Vacancies on Board of Directors. Except as provided
in Article FOURTH hereof, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall serve for a term ending on the next annual meeting of stockholders following his or her election to the Board of Directors and until such director's successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                         (e) Amendment of Bylaws. In furtherance of, and not in
limitation of, the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, adopt, amend or repeal the Bylaws of the Corporation, or adopt new Bylaws, without any action on the part of the stockholders, except as may be otherwise provided by applicable law or the Bylaws of the Corporation. Except as otherwise expressly prescribed by law, the stockholders may not adopt, amend or repeal the Bylaws of the Corporation, except by the affirmative vote of the holders of at least 80% of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class.

                         (f) Certain Amendments. Notwithstanding anything in
this certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with, or to repeal, paragraph (c), (e) or
(f) of this Article or Article SIXTH.

                  SIXTH: From and after the first date (such date, the "Public Status Date") as of which the Corporation has a class or series of capital stock registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders and from and after the Public Status Date, the power of the stockholders of the Corporation to consent in writing, without a meeting, to the taking of any action is specifically denied. Except as otherwise required by law, or as may be prescribed in a Directors' Resolution, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors or by the President of the Corporation or by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors.

                  SEVENTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (iv) for any transactions from which such director derived an improper personal benefit. If the DGCL is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                  EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of this creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  NINTH: The name and mailing address of the incorporator is as follows:


                  Name                                 Address
                  ----                                 -------
                                                       Baker Botts L.L.P.
                                                       One Shell Plaza
                                                       910 Louisiana
                  Sarah Cooper                         Houston, Texas 77002

                  IN WITNESS WHEREOF, the incorporator has caused this certificate to be executed this _____ day of _________, 2001.



                                       By:
                                          -------------------------------------
                                          Sarah Cooper

                                     BYLAWS
                                       OF
                                PM MERGER, INC.


                                   ARTICLE I

                                    OFFICES

1.1 Registered Office. The registered office of PM Merger, Inc. (the "Corporation") required by the General Corporation Law of the State of Delaware or any successor statute (the "DGCL"), to be maintained in the State of Delaware, shall be the registered office named in the Certificate of Incorporation of the Corporation, as it may be amended or restated in accordance with the DGCL from time to time (the "Certificate of Incorporation"), or such other office as may be designated from time to time by the Board of Directors of the Corporation (the "Board of Directors") in the manner provided by law. Should the Corporation maintain a principal office within the State of Delaware such registered office need not be identical to such principal office of the Corporation.


1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may determine from time to time or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings. Meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated by the Board of Directors, the Chairman of the Board, or the officer calling the meeting.

2.2 Annual Meeting. An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen months subsequent to the last annual meeting of stockholders. At the annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting as set forth in Section 2.8 hereof. Failure to hold the annual meeting at the designated time or otherwise shall not work a dissolution of the Corporation.

2.3 Special Meetings. Unless otherwise provided by the provisions of the DGCL, or by or pursuant to the Certificate of Incorporation of the Corporation, as it may be amended or restated from time to time, including pursuant to any resolution or resolutions adopted in accordance therewith by the Board of Directors providing for the establishment of one or more series of preferred stock of the Corporation (the "Certificate of Incorporation"), special meetings of the stockholders of the Corporation may be called at any time only by the Chairman of the Board of Directors, by the President of the Corporation or by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the Whole Board, and no such special meeting may be called by any other person or persons (the term "Whole Board" shall mean the total number of authorized Directors of the Corporation, whether or not there exist any vacancies in previously authorized directorships). Upon written request of any person or persons referenced in the immediately preceding sentence who are authorized to call special meetings of the stockholders of the Corporation and who have duly called such a special meeting, it shall be the duty of the Secretary of the Corporation to fix the date of the meeting to give due notice thereof to stockholders of the Corporation. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so. Every special meeting of the stockholders of the Corporation shall be held at such place within or without the State of Delaware as the Board of Directors, the Chairman of the Board, or the officer calling the meeting may designate.

2.4 Notice of Meeting. Written or printed notice of all meetings stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, President or Secretary of the Corporation, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered to a stockholder when deposited in the United States mail addressed to such stockholder at such stockholder's address as it appears on the stock transfer records of the Corporation, with postage thereon prepaid. Notice of any meeting of stockholders of the Corporation need not be given to any stockholder of the Corporation if waived by him in writing in accordance with Section
         7.3 hereof. In addition, attendance at a meeting of the stockholders of the Corporation shall constitute a waiver of notice of such meeting, except when a stockholder of the Corporation attends a meeting for the express purpose of objecting (and so expresses such objection at the beginning of the meeting) to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.5 Registered Holders of Shares; Closing of Share Transfer Records; and Record Date.

         (a) Registered Holders as Owners. Unless otherwise provided under Delaware law, the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the stock transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to paragraph (b) of this Section 2.5) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, entering into agreements with respect to those shares, or giving proxies with respect to those shares; and neither the Corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares.

         (b) Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a dividend by the Corporation, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and, in the case of a meeting of stockholders, not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.

               If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Section
               7.3 of these Bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

2.6      Quorum of Stockholders.

         (a) Quorum Generally. Unless otherwise provided by the DGCL or the Certificate of Incorporation, a majority of the Voting Stock, present in person or represented by proxy, shall constitute a quorum at any meeting of the stockholders of the Corporation. The term "Voting Stock" shall mean all outstanding shares of all classes and series of capital stock of the Corporation entitled to vote generally in the election of Directors of the Corporation, considered as one class; and, if the Corporation shall have outstanding at any time shares of Voting Stock entitled to more or less than one vote for any such share, each reference in these Bylaws to a proportion or percentage in voting power of Voting Stock shall be calculated by reference to the portion or percentage of all votes entitled to be cast by holders of all such shares generally in the election of Directors of the Corporation. "Broker non-votes" shall be considered present at the meeting with respect to the determination of a quorum but shall not be considered as votes cast with respect to matters as to which no authority is granted.

         (b) Quorum with Respect to a Class or Series. If any outstanding class or series of capital stock of the Corporation shall be entitled to vote as a class or series with respect to any matter to be submitted to a vote of the stockholders of the Corporation at any duly convened meeting, then, with respect to any such matter, in addition to the requirement of Section 2.6(a), a majority of the outstanding shares of such class or series of capital stock of the Corporation so entitled to vote shall be required to be present in person or represented by proxy, in order to constitute a quorum.

         (c) Continuation of Business. The stockholders of the Corporation present at any duly convened meeting may continue to do business at such meeting or at any adjournment thereof notwithstanding any withdrawal from the meeting of holders of shares counted in determining the existence of a quorum.

2.7 Adjournment. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any meeting of the stockholders of the Corporation may be adjourned from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

2.8      Voting by Stockholders.

         (a) Voting on Matters Other than the Election of Directors. With respect to any matters as to which no other voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting), except that broker non-votes shall not be considered as shares present as to matters with respect to which no authority has been granted. In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of any stock exchange or quotation system on which the capital stock of the Corporation is traded or quoted, the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable). For the approval of the appointment of independent public accountants (if submitted for a vote of the stockholders), the vote required for approval shall be a majority of the votes cast on the matter.

         (b) Voting in the Election of Directors. Unless otherwise provided in the Certificate of Incorporation or these Bylaws in accordance with the DGCL, directors shall be elected by a plurality of the votes cast by the holders of outstanding shares of capital stock of the Corporation entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

         (c) Stockholder Proposals. At an annual meeting of stockholders of the Corporation, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such annual meeting. To be properly brought before an annual meeting, business or proposals must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 2.4 hereof or (ii) be properly brought before the meeting by a stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of such stockholder's notice provided for in this Section 2.8, (B) shall be entitled to vote at the annual meeting and (C) complies with the requirements of this Section 2.8, and otherwise be proper subjects for stockholder action and be properly introduced at the annual meeting. For a proposal to be properly brought before an annual meeting by a stockholder of the Corporation, in addition to any other applicable requirements, such stockholder must have given timely advance notice thereof in writing to the Secretary of the Corporation. To be timely, such stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 days prior to the scheduled annual meeting date, regardless of any postponements, deferrals or adjournments of such annual meeting to a later date; provided, however, that if the scheduled annual meeting date differs from the annual meeting date of the next preceding annual meeting of stockholders of the Corporation by greater than 30 days, and if less than 100 days' prior notice or public disclosure of the scheduled annual meeting date is given or made, notice by such stockholder, to be timely, must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public disclosure was made. Any such stockholder's notice to the Secretary of the Corporation shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of such stockholder proposing such business and any other stockholders of the Corporation known by such stockholder to be in favor of such proposal, (iii) the number of shares of each class or series of capital stock of the Corporation Beneficially Owned (as defined below) by such stockholder on the date of such notice and (iv) any material interest of such stockholder in such proposal. A person shall be the "beneficial owner" of any shares of any class or series of capital stock of the Corporation of which such person would be the beneficial owner pursuant to the terms of Rule 13d-3 of the Exchange Act as in effect on the Public Status Date; stock shall be deemed "Beneficially Owned" by the beneficial owner or owners thereof. The Chairman of the Board or, if he is not presiding, the presiding officer of the meeting of stockholders of the Corporation shall determine whether the requirements of this
               Section 2.8 have been met with respect to any stockholder proposal. If the Chairman of the Board or the presiding officer determines that any stockholder proposal was not made in accordance with the terms of this Section 2.8, he shall so declare at the meeting and any such proposal shall not be acted upon at the meeting. At a special meeting of stockholders of the Corporation, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such special meeting. To be properly brought before such a special meeting, business or proposals must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 2.4 hereof or (ii) constitute matters incident to the conduct of the meeting as the Chairman of the Board or the presiding officer of the meeting shall determine to be appropriate. In addition to the foregoing provisions of this Section 2.8, a stockholder of the Corporation shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.8.

2.9 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions relating to the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

2.10 Approval or Ratification of Acts or Contracts by Stockholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation.

                                  ARTICLE III

                                    DIRECTORS

3.1      Powers, Number, Classification and Tenure.

         (a) Powers of the Board of Directors. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the DGCL, the Certificate of Incorporation or these Bylaws, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, the Certificate of Incorporation and any Bylaw of the Corporation adopted by the stockholders of the Corporation; provided, however, that no Bylaw of the Corporation hereafter adopted by the stockholders of the Corporation, nor any amendment thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaw or amendment thereto had not been adopted.

         (b) Management. Except as otherwise provided by the Certificate of Incorporation or these Bylaws or to the extent prohibited by Delaware law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that (i) from time to time shall govern the Board of Directors, including, without limiting the generality of the foregoing, the vote required for any action by the Board of Directors and (ii) from time to time shall affect the Directors' power to manage the business and affairs of the Corporation; no Bylaw of the Corporation shall be adopted by the stockholders of the Corporation that shall impair or impede the implementation of this Section 3.1(b).

         (c) Number of Directors. Within the limits specified in the Certificate of Incorporation, and subject to such rights of holders of shares of one or more outstanding series of preferred stock of the Corporation to elect one or more Directors of the Corporation under circumstances as shall be provided by or pursuant to the Certificate of Incorporation, the number of Directors of the Corporation that shall constitute the Board of Directors shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively be, the affirmative vote of at least a majority of the Whole Board.

         (d) Term. Each Director of the Corporation shall hold office for the full term for which such Director is elected and until such Director's successor shall have been duly elected and qualified or until his earlier death, resignation or removal in accordance with the Certificate of Incorporation and these Bylaws.

         (e) Vacancies. Unless otherwise provided by or pursuant to the Certificate of Incorporation, newly created directorships resulting from any increase in the authorized number of Directors of the Corporation and any vacancies on the Board of Directors resulting from death, resignation or removal in accordance with the Certificate of Incorporation and these Bylaws shall be filled only by the affirmative vote of at least a majority of the remaining Directors of the Corporation then in office, even if such remaining Directors constitute less than a quorum of the Board of Directors. Any Director of the Corporation elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such Director's successor shall have been duly elected and qualified or until his earlier death, resignation or removal in accordance with the Certificate of Incorporation and these Bylaws. Unless otherwise provided by or pursuant to the Certificate of Incorporation, no decrease in the number of Directors of the Corporation constituting the Board of Directors shall shorten the term of any incumbent Director of the Corporation.

3.2 Qualifications. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

         (a) Nomination of Directors. Subject to such rights of holders of shares of one or more outstanding series of preferred stock of the Corporation to elect one or more Directors of the Corporation under circumstances as shall be provided by or pursuant to the Certificate of Incorporation, only persons who are nominated in accordance with the procedures set forth in this Section 3.3 shall be eligible for election as, and to serve as, Directors of the Corporation. Nominations of persons for election to the Board of Directors may be made only at a meeting of the stockholders of the Corporation at which Directors of the Corporation are to be elected (i) by or at the direction of the Board of Directors or
               (ii) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of such stockholder's notice provided for in this Section 3.3, who shall be entitled to vote at such meeting in the election of Directors of the Corporation and who complies with the requirements of this Section 3.3. Any such nomination by a stockholder of the Corporation shall be preceded by timely advance notice in writing to the Secretary of the Corporation. To be timely, such stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 days prior to the scheduled annual meeting date, regardless of any postponements, deferrals or adjournments of such annual meeting to a later date; provided, however, that if the scheduled annual meeting date differs from the annual meeting date of the next preceding annual meeting of stockholders of the Corporation by greater than 30 days, and if less than 100 days' prior notice or public disclosure of the scheduled meeting date is given or made, notice by such stockholder, to be timely, must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the

               Corporation or the day on which such public disclosure was made. Any such stockholder's notice to the Secretary of the Corporation shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director of the Corporation, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the number of shares of each class or series of capital stock of the Corporation Beneficially Owned by such person on the date of such notice and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors of the Corporation, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a Director of the Corporation if elected), and (ii) as to such stockholder giving the notice, (A) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders of the Corporation known by such stockholder to be in favor of such person being nominated and (B) the number of shares of each class or series of capital stock of the Corporation Beneficially Owned by such stockholder on the date of such notice. The Chairman of the Board or, if he is not presiding, the presiding officer of the meeting of stockholders of the Corporation shall determine whether the requirements of this Section 3.3 have been met with respect to any nomination or intended nomination. If the Chairman of the Board or the presiding officer determines that any nomination was not made in accordance with the requirements of this Section 3.3, he shall so declare at the meeting and the defective nomination shall be disregarded. In addition to the foregoing provisions of this
               Section 3.3, a stockholder of the Corporation shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.3.

3.3 Place of Meeting; Order of Business. Except as otherwise provided by law, meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware, at whatever place is specified by the person or persons calling the meeting. In the absence of specific designation, the meetings shall be held at the principal office of the Corporation. At all meetings of the Board of Directors, business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any), or in his absence by the President, or by resolution of the Board of Directors.

3.4 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Delaware, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The time or place of holding regular meetings of the Board of Directors may be changed by the Chairman of the Board or the President by giving written notice thereof as provided in Section 3.7 hereof.

3.5 Special Meetings. Special meetings of the Board of Directors shall be held, whenever called by the Chairman of the Board, the President or by resolution adopted by the Board of Directors, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting.

3.6 Attendance at and Notice of Meetings. Written notice of the time and place of, and general nature of the business to be transacted at, all special meetings of the Board of Directors, and written notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be given to each director personally or by mail, telecopier or similar communication at least one day before the day of the meeting; provided, however, that notice of any meeting need not be given to any director if waived by him in writing, or if he shall be present at such meeting. Attendance at a meeting of the Board of Directors shall constitute presence in person at such meeting, except where a person attends the meeting for the express purpose of objecting (and so expresses such objection at the beginning of the meeting) to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.7 Quorum of and Action by Directors. A majority of the directors in office shall constitute a quorum of the Board of Directors for the transaction of business; but a lesser number may adjourn from day to day until a quorum is present. Except as otherwise provided by law or in these Bylaws, all questions shall be decided by the vote of a majority of the directors present.

3.8 Board and Committee Action by Unanimous Written Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be, and shall be filed with the Secretary of the Corporation.

3.9 Board and Committee Conference Telephone Meetings. Subject to the provisions required or permitted by the DGCL for notice of meetings, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and attendance at a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting, except where a person attends the meeting for the express purpose of objecting (and so expresses such objection at the beginning of the meeting) to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.10 Compensation. Directors, as such, will receive such compensation for their services as may be fixed by resolution of the Board of Directors and shall receive their actual expenses of attendance, if any, for each regular or special meeting of the Board; provided that nothing contained herein shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

3.11 Removal. No director of the Corporation shall be removed from office as a director by vote or other action of the stockholders or otherwise except (a) for cause and (b) then only by the affirmative vote of the holders of at least 80% of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class. Cause for removal of a director shall be as provided by law or in the Restated Certificate of Incorporation.

                  Notwithstanding the first paragraph of this Section 3.12, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the resolution or resolutions of the Board of Directors providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provision of such resolution or resolutions.

3.12     Committees of the Board of Directors.

         (a) The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution or in the Certificate of Incorporation or these Bylaws, shall have and may exercise all of the authority of the Board of Directors to the extent permitted by the DGCL. Any such committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

         (b) The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the number of members of any such committee shall constitute a quorum for the transaction of business unless a greater number is required by a resolution adopted by the Board of Directors. The act of the majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee, unless the act of a greater number is required by a resolution adopted by the Board of Directors. Each such committee may elect a chairman (unless the Borrower Director appoints a chairman) and may appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with Sections 3.5, 3.6, 3.7, 3.8, 3.9,
               3.10 and 7.3 hereof. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.

         (c) Any action taken by any committee of the Board of Directors shall promptly be recorded in the minutes and filed with the Secretary of the Corporation.

                                   ARTICLE IV

                                    OFFICERS

4.1 Designation. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such Executive, Senior or other Vice Presidents, Assistant Secretaries and other officers as may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers. The Board of Directors shall also elect or appoint from among the Directors a person to act as Chairman of the Board who shall not be deemed to be an officer of the Corporation unless he or she has otherwise been elected or appointed as such.

4.2 Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Chairman of the Board shall have such duties as may be assigned to him by the Board of Directors and shall preside at meetings of the Board of Directors and at meetings of the stockholders. The President shall be the Chief Executive Officer of the Corporation and shall have general supervision over the business, affairs and property of the Corporation.

4.3 Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until such officer's successor is elected or appointed or until his earlier death, resignation or removal.

4.4 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4.5 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the President, any Vice President and the Treasurer of the Corporation shall each have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                   ARTICLE V

                                  CAPITAL STOCK

5.1 Certificates for Shares. The certificates for shares of the capital stock of the Corporation shall be in such form as may be approved by the Board of Directors or may be uncertificated shares. In the case of certificated shares, the Corporation shall deliver certificates representing shares to which stockholders are entitled. Certificates representing such certificated shares shall be signed by the Chairman of the Board, the President or a Vice President and either the Secretary or an Assistant Secretary of the Corporation, and may bear the seal of the Corporation or a facsimile thereof. The signatures of such persons upon a certificate may be facsimiles. The stock record books and the blank stock certificate books shall be kept by the Secretary of the Corporation, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any person who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be Chairman of the Board or shall have ceased to be an officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issuance.

5.2 Transfer of Shares. The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares.

5.3 Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

5.4 Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

5.5 Lost or Destroyed Certificates. The President or any Vice President may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims that may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                   ARTICLE VI

                                 INDEMNIFICATION

6.1 General. The Corporation shall, to the fullest extent permitted by applicable law in effect on the date of effectiveness of these Bylaws, and to such greater extent as applicable law may thereafter permit, indemnify and hold Indemnitee harmless from and against any and all losses, liabilities, claims, damages and, subject to Section 6.2, Expenses (as this and all other capitalized words used in this Article VI not previously defined in these Bylaws are defined in Section 6.16 hereof), whatsoever arising out of any event or occurrence related to the fact that Indemnitee is or was a director or officer of the Corporation or is or was serving in another Corporate Status.

6.2 Expenses. If Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter. To the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

6.3 Advances. In the event of any threatened or pending action, suit or proceeding in which Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Article VI, following written request to the Corporation by Indemnitee, the

         Corporation shall promptly pay to Indemnitee amounts to cover expenses reasonably incurred by Indemnitee in such proceeding in advance of its final disposition upon the receipt by the Corporation of (i) a written undertaking executed by or on behalf of Indemnitee providing that Indemnitee will repay the advance if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as provided in this Agreement and (ii) satisfactory evidence as to the amount of such expenses.

6.4 Repayment of Advances or Other Expenses. Indemnitee agrees that Indemnitee shall reimburse the Corporation for all expenses paid by the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding against Indemnitee in the event and only to the extent that it shall be determined pursuant to the provisions of this Article VI or by final judgment or other final adjudication under the provisions of any applicable law that Indemnitee is not entitled to be indemnified by the Company for such expenses.

6.5 Request for Indemnification. To obtain indemnification, Indemnitee shall submit to the Secretary of the Corporation a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Corporation about the nature and extent of the indemnification or advance sought by Indemnitee. The Secretary of the Corporation shall promptly advise the Board of Directors of such request.

6.6 Determination of Entitlement; No Change of Control. If there has been no Change of Control at the time the request for indemnification is submitted, Indemnitee's entitlement to indemnification shall be determined in accordance with Section 145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish notice to Indemnitee within 10 days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Indemnitee may, within 14 days after receipt of such written notice of selection, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis for such assertion. If there is an objection to the selection of Independent Counsel, either the Corporation or Indemnitee may petition the Court for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the Court.

6.7 Determination of Entitlement; Change of Control. If there has been a Change of Control at the time the request for indemnification is submitted, Indemnitee's entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Indemnitee. Indemnitee shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Indemnitee may, within five days after the receipt of such objection from the Corporation, submit the name of another Independent Counsel and the Corporation may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Any objections referred to in this Section 6.7 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and such objection shall set forth with particularity the factual basis for such assertion. Indemnitee may petition the Court for a determination that the Corporation's objection to the first and/or second selection of Independent Counsel is without a reasonable basis and/or for the appointment as Independent Counsel of a person selected by the Court.

6.8 Procedures of Independent Counsel. If a Change of Control shall have occurred before the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article VI) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 6.5 hereof, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him by clear and convincing evidence that the presumption should not apply.

                  Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 6.6 or 6.7 hereof to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by applicable law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article VI) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan of the Corporation shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

                  For purposes of any determination hereunder, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section shall mean any other corporation or any partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this paragraph shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to have met the applicable standards of conduct for determining entitlement to rights under this Article.

6.9 Independent Counsel Expenses. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article VI and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a court has determined that such objection is without a reasonable basis.

6.10     Adjudication. In the event that (i) a determination is made pursuant to
         Section 6.6 or 6.7 hereof that Indemnitee is not entitled to indemnification under this Article VI; (ii) advancement of Expenses is not timely made pursuant to Section 6.3 hereof; (iii) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (a) within 90 days after being appointed by the Court, (b) within 90 days after objections to his selection have been overruled by the Court or (c) within 90 days after the time for the Corporation or Indemnitee to object to his selection; or (iv) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 6.6, 6.7 or 6.8 hereof, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 6.10 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 6.10, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this
         Section 6.10, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

                  The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6.10 that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any such proceeding that the Corporation is bound by all provisions of this Article VI. In the event that Indemnitee, pursuant to this Section 6.10, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article VI, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

6.11 Participation by the Corporation. With respect to any such claim, action, suit, proceeding or investigation as to which Indemnitee notifies the Corporation of the commencement thereof: (a) the Corporation will be entitled to participate therein at its own expense;
         (b) except as otherwise provided below, to the extent that it may wish, the Corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After receipt of notice from the Corporation to Indemnitee of the Corporation's election so to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Article VI for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such action, suit, proceeding or investigation but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel employed by Indemnitee shall be subject to indemnification pursuant to the terms of this Article VI. The Corporation shall not be entitled to assume the defense of any action, suit, proceeding or investigation brought in the name of or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in
         (ii) above; and (c) the Corporation shall not be liable to indemnify Indemnitee under this Article VI for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld. The Corporation shall not settle any action or claim in any manner which would impose any limitation or unindemnified penalty on Indemnitee without Indemnitee's written consent, which consent shall not be unreasonably withheld.

6.12 Nonexclusivity of Rights. The rights of indemnification and advancement of Expenses as provided by this Article VI shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this
         Article VI or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article VI shall continue as to an Indemnitee whose Corporate Status has ceased for any reason and shall inure to the benefit of his heirs, executors and administrators. Neither the provisions of this
         Article VI or those of any agreement to which the Corporation is a party shall be deemed to preclude the indemnification of any person who is not specified in this Article VI as having the right to receive indemnification or is not a party to any such agreement, but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL.

6.13 Insurance and Subrogation. The Corporation shall not be liable under this Article VI to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

                  In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action reasonably requested by the Corporation to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

6.14 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VI shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

6.15 Certain Actions Where Indemnification Is Not Provided. Notwithstanding any other provision of this Article VI, no person shall be entitled to indemnification or advancement of Expenses under this Article VI with respect to any Proceeding, or any Matter therein, brought or made by such person against the Corporation.

6.16     Definitions. For purposes of this Article VI:

         "Change of Control" means a change in control of the Corporation after the date Indemnitee acquired his Corporate Status, which shall be deemed to have occurred in any one of the following circumstances occurring after such date: (i) there shall have occurred an event required to be reported with respect to the Corporation in response to
         Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest;
         (iii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including, for this purpose, any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

         "Corporate Status" describes the status of Indemnitee as a director, officer, employee, agent or fiduciary of the Corporation or any predecessor of the Corporation, of Pride Oil Well Service Company, a Texas corporation, of any subsidiary of the Corporation or of Pride Oil Well Service Company, or of any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise which Indemnitee is or was serving at the request of the Corporation.

         "Court" means the Court of Chancery of the State of Delaware or any other court of competent jurisdiction.

         "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

         "Indemnitee" includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 6.1 or
         6.2 hereof by reason of his Corporate Status.

         "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

         "Matter" is a claim, a material issue or a substantial request for relief.

         "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to
         Section 6.10 hereof to enforce his rights under this Article VI.

6.17 Notices. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if he anticipates or contemplates making a claim for expenses or an advance pursuant to the terms of this Article VI, notify the Corporation of the commencement of such action, suit or proceeding; provided, however, that any delay in so notifying the Corporation shall not constitute a waiver or release by Indemnitee of rights hereunder and that any omission by Indemnitee to so notify the Corporation shall not relieve the Corporation from any liability that it may have to Indemnitee otherwise than under this Article VI. Any communication required or permitted to the Corporation shall be addressed to the Secretary of the Corporation and any such communication to Indemnitee shall be addressed to Indemnitee's address as shown on the Corporation's records unless he specifies otherwise and shall be personally delivered or delivered by overnight mail delivery. Any such notice shall be effective upon receipt.

6.18 Contractual Rights. The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between Indemnitee and the Corporation, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.

6.19 Savings Clause. If any provision of this Section of the Bylaws is determined by a court having jurisdiction over the matter to require the Corporation to do or refrain from doing any act that is in violation of applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum of indemnification permitted by law and such provision, as so modified or reformed, and the balance of this Section shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Section of the Bylaws shall be invalidated on any ground, the Corporation shall nevertheless indemnify an Indemnitee to the full extent permitted by an applicable portion of this Section of the

         Bylaws that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

6.20 Successors and Assigns. This Section of the Bylaws shall be binding upon the Corporation, its successors and assigns and shall inure to the benefit of Indemnitee's heirs and personal representatives.

6.21 Indemnification of Other Persons. The Corporation may indemnity any person not a director or officer of the Corporation to the extent authorized by the Board of Directors or a committee of the Board expressly authorized by the Board of Directors.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

7.1 Bylaw Amendments. The Board of Directors shall have the power to adopt, amend and repeal from time to time the Bylaws of the Corporation, subject to the right of stockholders entitled to vote with respect thereto to amend or repeal such Bylaws as adopted or amended by the Board of Directors. Bylaws of the Corporation may be adopted, amended or repealed by the affirmative vote of the holders of at least 80% of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class, at any annual meeting, or at any special meeting if notice of the proposed amendment be contained in the notice of said special meeting, or by the Board of Directors as specified in the preceding sentence.

7.2 Books and Records. The Corporation shall keep books and records of account and shall keep minutes of the proceedings of its stockholders, its Board of Directors and each committee of its Board of Directors.

7.3 Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of the DGCL or under the Restated Certificate of Incorporation, as amended, or these Bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, facsimile, cable or wireless transmission or (ii) by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

                  Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of the DGCL or under the Restated Certificate of Incorporation, as amended, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Restated Certificate of Incorporation or these Bylaws.

7.4 Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or the Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

7.5 Seal. The seal of the Corporation shall be in such form as the Board of Directors may adopt.

7.6 Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year or as otherwise provided by a resolution adopted by the Board of Directors.

7.7 Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of the Chairman of the Board, any other director, or any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

7.8 Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

                                                                     EXHIBIT 3.3


                            DIRECTORS OF THE COMPANY


Marine nominees:                           Pride nominees:
---------------                            --------------

Robert L. Barbanell, Chairman              Paul A. Bragg
David A. B. Brown                          Jorge E. Estrada M.
J. C. Burton                               William E. Macaulay
David B. Robson                            Ralph D. McBride

                                                                     EXHIBIT 3.4


OFFICERS OF THE COMPANY


Name:                                      Title:
----                                       -----

Paul A. Bragg                              President and Chief Executive Officer
James W. Allen                             Senior Vice President and
                                           Chief Operating Officer
Earl McNiel                                Chief Financial Officer

                                                              EXHIBIT 7.13(a)(1)

                            Form of Affiliate Letter
                        [Marine Drilling Companies, Inc.]

                                     [Date]

Marine Drilling Companies, Inc.
One Sugar Creek Center Boulevard
Suite 600
Sugar Land, Texas 77489

Pride International, Inc.
5847 San Felipe, Suite 3300
Houston, Texas 77057

PM Merger, Inc.
5847 San Felipe, Suite 3300
Houston, Texas 77057

Ladies and Gentlemen:

        I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Marine Drilling Companies, Inc., a Texas corporation ("Marine"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of May 23, 2001 (the "Agreement"), among Pride International, Inc., a Louisiana corporation ("Pride"), Marine, PM Merger, Inc., a Delaware corporation and wholly-owned subsidiary of Pride (the "Company"), and AM Merger, Inc., a Delaware corporation and wholly-owned subsidiary of Pride ("Merger Sub"), Marine will be merged with and into Merger Sub (the "Marine Merger") and immediately thereafter Pride will be merged with and into the Company (the "Pride Merger" and together with the Marine Merger, the "Mergers")

        As a result of the Marine Merger, I may receive shares of common stock, par value $.01 per share, of Pride ("Pride Common Stock") in exchange for shares owned by me of (i) common stock, par value $.01 per share, of Marine, or (ii) upon the exercise of options for such shares.

        As a result of the Pride Merger, I may receive shares of common stock, par value $.01 per share, of the Company ("Company Common Stock") in exchange for shares owned by me of (i) Pride Common Stock, or (ii) upon the exercise of options for such shares.

        1. I represent, warrant and covenant to Marine and the Company that as of the date I receive any Pride Common Stock or Company Common Stock as a result of the Mergers:

               A. I shall not make any sale, transfer or other disposition of Pride Common Stock or Company Common Stock in violation of the Securities Act or the Rules and Regulations.

               B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Pride Common Stock or Company Common Stock to the extent I felt necessary, with my counsel.

               C. I have been advised that the issuance of Pride Common Stock to me pursuant to the Marine Merger will be registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, at the time the Mergers are submitted for a vote of the stockholders of Marine, I may be deemed to be an affiliate of Marine, I may not sell, transfer or otherwise dispose of Pride Common Stock or Company Common Stock issued to me in the Mergers unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 (as such rule may be hereafter from time to time amended) promulgated by the Commission under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Company or Pride, or as described in a "no action" or interpretive letter obtained by me from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

               D. I understand that neither Pride nor the Company is under any obligation to register the sale, transfer or other disposition of Pride Common Stock or Company Common Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

               E. I also understand that stop transfer instructions will be given to Pride's and the Company's transfer agents with respect to Pride Common Stock and Company Common Stock, respectively, and that there will be placed on the certificates for Pride Common Stock and Company Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES AND MAY ONLY BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

               F. I also understand that unless the transfer by me of my Pride Common Stock or Company Common Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, each of Pride and the Company reserves the right to put the following legend on the certificates issued to my transferee:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

               G. I also understand and agree that the representations, warranties, covenants and agreements I have made herein are for the benefit of Marine, Pride and the Company and will be relied upon by such entities and their respective counsel and accountants.

        2. By acceptance of this letter by each of Pride and the Company, each of them hereby agrees with me as follows:

               A. For so long as and to the extent necessary to permit me to sell Pride Common Stock or Company Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Pride and Company shall (a) use their reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and (ii) furnish to me upon request a written statement as to whether each of Pride and the Company has complied with such reporting requirements during the 12 months preceding any proposed sale (or for such shorter period that each of Pride and the Company has been required to file such reports) of Pride Common Stock or Company Common Stock by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144.

               B. It is understood and agreed that the legends set forth in paragraphs E and F above will be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Securities Act. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date I acquire Pride Common Stock or Company Common Stock received in the Marine Merger and the Pride Merger, respectively, and the provisions of Rule 145(d)(2) are then available to me, (ii) two years shall have elapsed from the date I acquire the Pride Common Stock or Company Common Stock received in the Marine Merger and Pride Merger, respectively, and the provisions of Rule 145(d)(3) are then available to me, or (iii) each of Pride and the Company has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to each of Pride and the Company, or a "no action" letter obtained by me from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to me.

        Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Marine as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am an affiliate on or after the date of this letter.


                                             Very truly yours,


                                             -----------------------------------
                                             [Insert Name of Affiliate]

Accepted this _____ day of

____________________, 2001___ by



PM MERGER, INC.                              PRIDE INTERNATIONAL, INC.


By:                                          By:
     --------------------------------             ------------------------------
     Name:                                   Name:
     Title:                                  Title:


MARINE DRILLING COMPANIES, INC.


By:
     --------------------------------
     Name:
     Title:

                                                              EXHIBIT 7.13(b)(1)

                           LETTER RELATING TO POOLING
                        (MARINE DRILLING COMPANIES, INC.)

                                     [Date]

Marine Drilling Companies, Inc.
One Sugar Creek Center Boulevard, Suite 600
Sugar Land, Texas 77489

Pride International, Inc.
5847 San Felipe, Suite 3300
Houston, Texas 77057

Ladies and Gentlemen:

        Pursuant to the terms of the Agreement and Plan of Merger dated as of May 23, 2001 (the "Agreement"), among Pride International, Inc., a Louisiana corporation ("Pride"), Marine Drilling Companies, Inc., a Texas corporation ("Marine"), PM Merger, Inc., a Delaware corporation and wholly-owned subsidiary of Pride (the "Company"), and AM Merger, Inc., a Delaware corporation and wholly-owned subsidiary of Pride ("Merger Sub"), Marine will be merged with and into Merger Sub (the "Marine Merger") and immediately thereafter Pride will be merged with and into the Company (the "Pride Merger" and together with the Marine Merger, the "Merger").

        I represent, warrant and covenant with and to Marine and the Company that:

        1. I understand that the Merger is intended to be accounted for using the "pooling-of- interests" method and that such treatment for financial accounting purposes is dependent upon the accuracy of certain of the representations and warranties, and my compliance with certain of the covenants and agreements, set forth herein. Accordingly, I will not sell, transfer or otherwise dispose of my interests in, or acquire or sell any options or other securities relating to securities of Marine, Pride or the Company that would be intended to reduce my risk relative to, any shares of common stock of either Marine, Pride or the Company beneficially owned by me during the period commencing on the 30th day prior to the effectiveness of the Marine Merger and ending at such time as the Company publicly releases a report (the "Combined Financial Results Report") covering at least 30 days of combined operations of Marine, Pride and the Company after the Merger. The Company shall notify the undersigned of the publication of such results.

        2. I also understand that stop transfer instructions will be given to the transfer agents of Marine, Pride and the Company in order to prevent any breach of the covenants and agreements made by me in paragraph 1, although such stop transfer instructions will be promptly rescinded upon the publication of the Combined Financial Results Report.

Letter Relating to Pooling
Marine Drilling Companies, Inc.
Pride International, Inc.

        3. I also understand and agree that this letter agreement shall apply to all shares of the capital stock of Marine, Pride and the Company that are deemed to be beneficially owned by me pursuant to applicable federal securities laws.

                                             Very truly yours,


                                             ___________________________________
                                             Name:


ACCEPTED THIS THE ____ DAY OF

________________, 2001 BY



MARINE DRILLING COMPANIES, INC.



By:     ______________________________________
        Name:
        Title:



PRIDE INTERNATIONAL, INC.



By:     ______________________________________
        Name:
        Title:

                                                              EXHIBIT 7.13(b)(2)

                           LETTER RELATING TO POOLING
                           (PRIDE INTERNATIONAL, INC.)

                                     [Date]

Pride International, Inc.
5845 San Felipe, Suite 3300
Houston, Texas 77057

Marine Drilling Companies, Inc.
One Sugar Creek Center Boulevard, Suite 600
Sugar Land, Texas 78489

Ladies and Gentlemen:

        Pursuant to the terms of the Agreement and Plan of Merger dated as of May 23, 2001 (the "Agreement"), among Marine Drilling Companies, Inc., a Texas corporation ("Marine"), Pride International, Inc., a Louisiana corporation ("Pride"), PM Merger, Inc., a Delaware corporation and wholly-owned subsidiary of Pride (the "Company"), and AM Merger, Inc., a Delaware corporation and wholly-owned subsidiary of Pride ("Merger Sub"), Marine will be merged with and into Merger Sub (the "Marine Merger") and immediately thereafter Pride will be merged with and into the Company (the "Pride Merger" and together with the Marine Merger, the "Merger").

        I represent, warrant and covenant with and to Pride and the Company that:

        1. I understand that the Merger is intended to be accounted for using the "pooling-of- interests" method and that such treatment for financial accounting purposes is dependent upon the accuracy of certain of the representations and warranties, and my compliance with certain of the covenants and agreements, set forth herein. Accordingly, I will not sell, transfer or otherwise dispose of my interests in, or acquire or sell any options or other securities relating to securities of Pride or the Company that would be intended to reduce my risk relative to, any shares of common stock of either Pride or the Company beneficially owned by me during the period commencing on the 30th day prior to the effectiveness of the Merger and ending at such time as the Company publicly releases a report (the "Combined Financial Results Report") covering at least 30 days of combined operations of Pride, Marine and the Company after the Merger. The Company shall notify the undersigned of the publication of such results.

        2. I also understand that stop transfer instructions will be given to the transfer agents of Pride and the Company in order to prevent any breach of the covenants and agreements made by me in paragraph 1, although such stop transfer instructions will be promptly rescinded upon the publication of the Combined Financial Results Report.

Letter Relating to Pooling
Pride International, Inc.
Marine Drilling Companies, Inc.
Page 2

        3. I also understand and agree that this letter agreement shall apply to all shares of the capital stock of Pride and the Company that are deemed to be beneficially owned by me pursuant to applicable federal securities laws.

                                              Very truly yours,



                                              __________________________________
                                              Name:


ACCEPTED THIS THE ____ DAY OF

________________, 2001 BY



PRIDE INTERNATIONAL, INC.



By:     __________________________________
        Name:
        Title:



MARINE DRILLING COMPANIES, INC.



By:     __________________________________
        Name:
        Title:

                       EXHIBIT 8.2 TO THE MERGER AGREEMENT

                         Marine drilling companies, inc.

                              OFFICER'S CERTIFICATE

            This Certificate is being provided by the undersigned officer of Marine Drilling Companies, Inc., a Texas corporation ("Marine"), to Porter & Hedges, L.L.P. and Baker Botts L.L.P. (collectively, "Counsel"), in connection with opinions to be delivered by Counsel regarding certain U.S. federal income tax consequences of the merger (the "Marine Merger") of Marine with and into AM Merger, Inc., a Delaware corporation ("New Marine") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 23, 2001 by and among Pride International, Inc., a Louisiana corporation ("Old Pride"), Pride International, Inc., a Delaware corporation ("New Pride"), Marine, and New Marine. the undersigned recognizes that Counsel will rely on this Certificate in delivering such opinions. The undersigned hereby certifies as follows:(1)

            1. I am the [title] of Marine. I am familiar with the transactions contemplated by, and the terms and provisions of, the Merger Agreement, have personal knowledge of the matters covered by the following representations, and am authorized to make the following representations on behalf of Marine.

            2. The fair market value of the Old Pride stock received by each Marine shareholder will be approximately equal to the fair market value of the Marine stock surrendered in the Marine Merger.

            3. Prior to and in connection with the Marine Merger, no outstanding stock of Marine has been or will be (a) acquired by Marine or any person related to Marine, or (b) the subject of any redemption or distribution by Marine which would be treated as property received in the Marine Merger.

            For purposes of this Certificate, a person will be treated as related to Marine if there is overlapping stock ownership of at least 50% between Marine and such person, as described in and subject to the rules of section 304(c) of the Code.

            4. New Marine will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by marine immediately prior to the Marine Merger. For purposes of this representation, amounts used to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by Marine immediately preceding the transfer will be included as assets of Marine held immediately prior to the Marine Merger.

--------
(1) Terms used but not defined herein shall have the meaning assigned to them in the Merger Agreement. Section references not otherwise identified are to sections of the Internal Revenue Code of 1986, as amended (the "Code").

            5. The liabilities of Marine assumed by New Marine plus the liabilities, if any, to which the transferred assets are subject were incurred by Marine in the ordinary course of its business and are associated with the assets transferred.

            6. Marine and its shareholders will pay their respective expenses, if any, incurred in connection with the Marine Merger.

            7. There is no intercorporate indebtedness existing between Pride and Marine or between New Marine and Marine.

            8. Marine is not an investment company.

            For purposes of this representation, an investment company is a regulated investment company (as defined in the Code), a real estate investment trust (as defined in the Code), or a corporation 50% or more of the value of whose total assets are stock and securities and 80% or more of the value of whose total assets are assets held for investment. For this purpose, (a) in making the 50% and 80% determinations just described, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and a corporation shall be considered a subsidiary if the parent owns 50% or more of the combined voting power of all classes of stock entitled to vote, or 50% or more of the total value shares of all classes of stock outstanding, and (b) in determining total assets there shall be excluded cash and cash items (including receivables), government securities, and any assets acquired for purposes of ceasing to be an investment company.

            9. Marine is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

            10. The fair market value of the assets of Marine transferred to New Marine will equal or exceed the sum of the liabilities assumed by New Marine plus the amount of liabilities, if any, to which the transferred assets are subject.

            11. None of the compensation received by any employees or independent contractors of Marine and its Subsidiaries who are shareholders of Marine will be separate consideration for, or allocable to, any of their shares of Marine stock; none of the shares of Old Pride or New Pride stock received by any such employees or independent contractors will be separate consideration for, or allocable to, any employment or services agreement; and the compensation paid to any such employees or independent contractors will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                                       MARINE DRILLING COMPANIES, INC


Dated:                                 _________________________________________
                                       Name:
                                       Title:

                       EXHIBIT 8.3 TO THE MERGER AGREEMENT

                            PRIDE INTERNATIONAL, INC.

                              OFFICER'S CERTIFICATE

            This Certificate is being provided by the undersigned officer of Pride International, Inc., a Louisiana corporation ("Old Pride"), to Porter & Hedges, L.L.P. and Baker Botts L.L.P. (collectively, "Counsel"), in connection with opinions to be delivered by Counsel regarding certain U.S. federal income tax consequences of the merger (the "Marine Merger") of Marine Drilling Companies, Inc., a Texas corporation ("Marine"), with and into AM Merger, Inc., a Delaware corporation ("New Marine") and the merger (the "Pride Merger" and, together with the Marine Merger, the "Mergers") of Old Pride with and into Pride International, Inc., a Delaware corporation ("New Pride" and, collectively with Old Pride, "Pride") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 23, 2001 by and among Old Pride, New Pride, Marine, and New Marine. The undersigned recognizes that Counsel will rely on this Certificate in delivering such opinions. The undersigned hereby certifies as follows:(1)

                               OFFICER'S POSITION

            1. I am the [title] of Pride. I am familiar with the transactions contemplated by, and the terms and provisions of, the Merger Agreement, have personal knowledge of the matters covered by the following representations, and am authorized to make the following representations on behalf of Old Pride, New Pride, and New Marine.

            2. I understand that the Marine Merger will take place before the Pride Merger and have taken this into account, where relevant, in the representations which follow.

                                  PRIDE MERGER

            3. The fair market value of the New Pride stock received by each Old Pride shareholder will be approximately equal to the fair market value of the Old Pride stock surrendered in the Pride Merger.

            4. No member of the Pride group has acquired (or has any plan or intention to acquire), directly or through any transaction, agreement or arrangement with any other person, any Pride stock as part of a plan which includes the Mergers, other than pursuant to the Merger Agreement.

--------
(1) Terms used but not defined herein shall have the meaning assigned to them in the Merger Agreement. Section references not otherwise identified are to sections of the Internal Revenue Code of 1986, as amended (the "Code"). References to "regs." are to Treasury regulations promulgated under the Code. Headings are for convenience only and do not limit the scope of any representation to matters relating to the heading under which the representation appears.

            For purposes of this Certificate, the term "Pride group" means Pride and one or more chains of corporations connected through stock ownership with Pride if Pride directly owns stock meeting the requirements of the next sentence in at least one of the other corporations and if stock meeting the requirements of the next sentence in each of the corporations (except Pride) is owned directly by one or more of the other corporations. Stock meets the requirements of this sentence if the stock so owned possesses at least 80% of the total voting power of the stock of the corporation and has a value equal to at least 80% of the total value of the stock of the corporation, except that the term "stock" does not include preferred stock which is described in section 1504(a)(4) of the Code. In addition, for purposes of this Certificate, a person other than a member of the Pride group will be treated as related to Pride if there is overlapping stock ownership of at least 50% between Pride and such person, as described in and subject to the rules of section 304(c) of the Code.

            5. Immediately following consummation of the Pride Merger, the shareholders of Old Pride will own all of the outstanding New Pride stock and will own such stock solely by reason of their ownership of Old Pride stock immediately prior to the Pride Merger.

            6. New Pride has no plan or intention to issue additional shares of its stock following the Pride Merger, except that New Pride intends to continue the Direct Stock Purchase Plan which is described in footnote 12 of Pride's Form 10-K for 2000.

            7. Immediately following consummation of the Pride Merger, New Pride will possess the same assets and liabilities, except for assets used to pay expenses incurred in connection with the Pride Merger, as those possessed by Old Pride immediately prior to the Pride Merger. Assets used to pay expenses and all redemptions and distributions (except for regular, normal dividends) made by Old Pride immediately preceding the Pride Merger will, in the aggregate, constitute less than one percent of the net assets of Old Pride.

            8. At the time of the Pride Merger, Old Pride will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Old Pride, except as described or referred to in section 6.3 of the Merger Agreement.

            9. New Pride has no plan or intention to reacquire any of its stock issued in the Pride Merger.

            10. New Pride has no plan or intention to sell or otherwise dispose of any of the assets of Old Pride acquired in the Pride Merger, except for dispositions made in the ordinary course of business.

            11. The liabilities of Old Pride assumed by New Pride plus the liabilities, if any, to which the transferred assets are subject were incurred by Old Pride in the ordinary course of its business and are associated with the assets transferred.

            12. Following the Pride Merger, New Pride will continue the historic business of Old Pride or use a significant portion of Old Pride's historic business assets in a business.

            13. The shareholders will pay their respective expenses, if any, incurred in connection with the Pride Merger.

            14. There is no intercorporate indebtedness existing between Old Pride and New Pride.

            15. Pride is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

            16. The fair market value of the assets of Old Pride transferred to New Pride will equal or exceed the sum of the liabilities assumed by New Pride plus the amount of liabilities, if any, to which the transferred assets are subject.

                                  Marine Merger

            17. The fair market value of the Old Pride stock received by each Marine shareholder will be approximately equal to the fair market value of the Marine stock surrendered in the Marine Merger.

            18. No member of the Pride group has acquired (or has any plan or intention to acquire), directly or through any transaction, agreement or arrangement with any other person, any Marine stock as part of a plan which includes the Mergers, other than pursuant to the Merger Agreement.

            19. New Marine will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Marine immediately prior to the Marine Merger. For purposes of this representation, amounts used to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by Marine immediately preceding the Marine Merger will be included as assets of Marine held immediately prior to the Marine Merger.

            20. Prior to the Marine Merger, Pride will be in control of New Marine.

            For purposes of this Certificate, control means the direct ownership of stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of each other class of stock of the corporation.

            21. Following the Marine Merger, New Marine will not issue additional shares of its stock that would result in Pride losing control of New Marine.

            22. Pride has no plan or intention to reacquire any of its stock issued in the Marine Merger, except as contemplated by the Pride Merger.

            23. Pride has no plan or intention to liquidate New Marine; to merge New Marine with and into another corporation; to sell or otherwise dispose of the stock of New Marine; or to cause New Marine to sell or otherwise dispose of any of the assets of Marine acquired in the Marine Merger, except for dispositions made in the ordinary course of business, transfers or successive transfers made to one or more corporations of which the transferor corporation is in control, or transfers to partnerships which are permitted by reg. 1.368-2(f).

            24. Following the Marine Merger, New Marine will continue the historic business of Marine or use a significant portion of Marine's historic business assets in a business.

            25. Pride and New Marine will pay their respective expenses, if any, incurred in connection with the Marine Merger.

            26. There is no intercorporate indebtedness existing between Pride and Marine or between New Marine and Marine.

            27. Neither Pride nor New Marine is an investment company.

            For purposes of this Certificate, an investment company is a regulated investment company (as defined in the Code), a real estate investment trust (as defined in the Code), or a corporation 50% or more of the value of whose total assets are stock and securities and 80% or more of the value of whose total assets are assets held for investment. For this purpose, (a) in making the 50% and 80% determinations just described, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and a corporation shall be considered a subsidiary if the parent owns 50% or more of the combined voting power of all classes of stock entitled to vote, or 50% or more of the total value shares of all classes of stock outstanding, and (b) in determining total assets there shall be excluded cash and cash items (including receivables), government securities, and any assets acquired for purposes of ceasing to be an investment company.

            28. New Marine is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

            29. No stock of New Marine will be issued in the Marine Merger.

                                  Other Matters

            30. The Merger Agreement and the documents referred to therein represent the full and complete agreement among Pride and Marine regarding the Mergers and related transactions and there are no other material written or oral agreements regarding the Mergers.

            31. Neither Pride nor any of its affiliates will knowingly take or omit to take any action (whether before, on or after the date hereof) that would cause the Mergers to fail to qualify as reorganizations within the meaning of section 368(a) of the Code.

            32. Pride and New Marine will characterize the Mergers as reorganizations within the meaning of section 368(a) of the Code in all tax returns and other filings.

            The representations in this Certificate are made as of the date hereof and as of each of the Effective Times. This Certificate is furnished to you solely for use in connection with the Mergers and is not to be relied upon by any other person, quoted in whole or in part, or otherwise referred to (except in a list of closing documents) without our express written consent.

                                            PRIDE INTERNATIONAL, INC.


Dated:                                      ____________________________________
                                            Name:
                                            Title: